Execution Version

DEBTOR IN POSSESSION LOAN AGREEMENT

by and among

ENER1, INC.

as Borrower

and

BZINFIN S.A.,

as Lender

and

BZINFIN S.A.,

as Agent

Dated as of January 27, 2012

Table of Contents

I.	DEFINITIONS		2

	1.1	General Terms	2

II.	LOAN, INTEREST AND PAYMENTS		2

	2.1	The Loan; the Notes	2

	2.2	Procedures for Requesting Revolving Advances.	2

	2.3	Interest	3

	2.4	Promise to Pay; Payments	3

	2.5	Taxes and Other Charges	4

	2.6	Use of Proceeds	4

	2.7	Voluntary Prepayment; Reduction of the Maximum Amount; Termination of the Commitments by the Borrower.	4

	2.8	Revolving Advances to Pay Obligations.	5

	2.9	Grants, Rights and Remedies.	5

	2.10	Perfection.	5

	2.11	[Intentionally Omitted]	5

	2.12	Waiver of Claims to Surcharge	5

III.	OTHER CHARGES AND FEES		6

	3.1	Computation of Fees; Lawful Limits	6

IV.	CONDITIONS PRECEDENT		6

	4.1	Conditions Precedent the Initial Revolving Advance	6

	4.2	Conditions Precedent All Revolving Advances.	8

V.	REPRESENTATIONS AND WARRANTIES		9

	5.1	Organization and Authority	9

	5.2	Loan Documents	9

	5.3	Subsidiaries, Capitalization and Ownership Interests	10

	5.4	Properties	10

	5.5	Other Agreements	10

	5.6	Litigation	10

	5.7	Hazardous Materials	11

	5.8	Tax Returns; Governmental Reports	11

	5.9	Financial Statements and Reports	11

	5.10	Compliance with Law; Business	11

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	5.11	Licenses and Permits; Labor	12

	5.12	No Default	12

	5.13	Disclosure	12

	5.14	Existing Indebtedness; Investments, Guarantees and Certain Contracts	12

	5.15	Insurance	12

	5.16	Budget	12

	5.17	Financing Statements	13

	5.18	Administrative Priority; Lien Priority	13

	5.19	Appointment of Trustee or Examiner; Liquidation	13

	5.20	The Chapter 11 Case	13

VI.	AFFIRMATIVE COVENANTS		14

	6.1	Compliance with Budget	14

	6.2	Reports and Other Information	14

	6.3	Conduct of Business and Maintenance of Existence and Assets	15

	6.4	Compliance with Legal and Other Obligations	15

	6.5	Insurance	16

	6.6	Books and Records	16

	6.7	Inspection; Periodic Audits	17

	6.8	Environmental Covenants	17

	6.9	Further Assurances	17

VII.	NEGATIVE COVENANTS		17

	7.1	Indebtedness	17

	7.2	Liens	18

	7.3	Investments and Investment Property; Subsidiaries	18

	7.4	Dividends; Redemptions; Equity	19

	7.5	Transactions with Affiliates	19

	7.6	Charter Documents; Fiscal Year; Dissolution	19

	7.7	Transfer of Assets	19

	7.8	Payment on Indebtedness and Other Obligations.	19

	7.9	Financing Orders; Administrative Priority; Lien Priority; Payment of Claims	20

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VIII.	EVENTS OF DEFAULT		20

IX.	RIGHTS AND REMEDIES AFTER DEFAULT		24

	9.1	Rights and Remedies	24

	9.2	Application of Proceeds	25

	9.3	Lender as a Party-in-Interest	25

	9.4	Standstill and Funding Upon an Event of Default.	25

	9.5	Credit Bids.	26

	9.6	Application of Payments to Obligations; Application of Proceeds of Collateral.	26

	9.7	Rights and Remedies not Exclusive	26

X.	AGENT PROVISIONS		26

	10.1	Appointment of Agent.	27

	10.2	Nature of Duties of Agent.	27

	10.3	Lack of Reliance on Agent.	27

	10.4	Certain Rights of Agent.	28

	10.5	Reliance by Agent.	28

	10.6	Indemnification of Agent.	28

	10.7	Agent in its Individual Capacity.	29

	10.8	Holders of Notes.	29

	10.9	Successor Agent.	29

	10.10	Collateral Matters.	30

	10.11	Actions with Respect to Defaults.	31

	10.12	Demand.	31

XI.	WAIVERS AND JUDICIAL PROCEEDINGS		31

	11.1	Waivers	31

	11.2	Delay; No Waiver of Defaults	31

	11.3	Jury Waiver	31

	11.4	Amendment and Waivers	32

	11.5	Waivers of Claims; Consequential and Punitive Damages	32

	11.6	Third Party Beneficiaries	32

XII.	EFFECTIVE DATE AND TERMINATION		33

	12.1	Effectiveness and Termination	33

	12.2	Survival	33

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XIII.	MISCELLANEOUS		33

	13.1	Governing Law; Jurisdiction; Service of Process; Venue	33

	13.2	Successors and Assigns; Assignments	34

	13.3	Application of Payments	34

	13.4	Indemnity	34

	13.5	Notice	35

	13.6	Severability; Captions; Counterparts; Facsimile Signatures	35

	13.7	Expenses	35

	13.8	Entire Agreement	36

	13.9	Set Off	36

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DEBTOR IN POSSESSION LOAN AGREEMENT

   THIS DEBTOR IN POSSESSION LOAN AGREEMENT (this “Agreement”) dated as of January 27, 2012, is entered into by and among ENER1, INC., a Florida corporation, a debtor and debtor-in-possession pursuant to Chapter 11 of Title 11 of the United States Code (“Borrower”), Bzinfin S.A. (“Bzinfin”) and together with any other Person that may become a lender hereunder after the date hereof pursuant to Section 13.2(a) hereof, each a “Lender” and collectively, the “Lenders”), and Bzinfin, as agent (“Agent”) for the Lenders.

WHEREAS, on November 16, 2011 the Borrower, Bzinfin, Liberty Harbor Special Investments, LLC (“LHSI”) and Goldman Sachs Palmetto State Credit Fund, L.P. (“GSPSCF”, together with LHSA, the “GS Funds” and, collectively with Bzinfin, the “Pre-Petition Lenders”)) , and the Agent entered into a certain Loan Agreement pursuant to which the Pre-Petition Lenders made available to Borrower a loan in an aggregate principal amount of $4,500,000 (as amended from time to time prior to the date hereof, the “Pre-Petition Credit Agreement”) and the Borrower is indebted to the Pre-Petition Lenders for, certain prepetition loans, advances and other amounts thereunder (including, without limitation, accrued but unpaid interest (including default interest), fees and expenses, collectively, the “Pre-Petition Obligations”);

WHEREAS, on January 26, 2012 (the “Petition Date”), the Borrower commenced a case under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Case”), and the Borrower has retained possession of its assets and is authorized under the Bankruptcy Code to continue the operation of its business as a debtor-in-possession;

WHEREAS, the Borrower is unable to obtain funds or credit on more favorable terms than the terms provided hereunder;

WHEREAS, the Borrower has asked the Lenders to make post-petition loans and advances to the Borrower consisting of a debtor-in-possession credit facility in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

WHEREAS, the Lenders are willing to provide such financing, subject to the terms and conditions set forth herein, including that all of the Obligations hereunder and under the other Loan Documents constitute allowed superpriority administrative expense claims pursuant to Sections 364(c) and 364(d) of the Bankruptcy Code in the Chapter 11 Case and are secured by a priming first priority lien on substantially all of Borrower’s assets and property, in each case as set forth herein and in the Financing Orders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Borrower, Lenders and Agent hereby agree as follows:

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I.           DEFINITIONS

1.1          General Terms

For purposes of the Loan Documents, in addition to the definitions above and elsewhere in this Agreement or the other Loan Documents, the terms listed in Exhibit A hereto shall have the meanings given such terms in Exhibit A, which is incorporated herein and made a part hereof. Unless otherwise specified herein or in Exhibit A, this Agreement and any agreement or contract referred to herein or in Exhibit A shall mean such agreement as modified, amended or supplemented from time to time.

II.          LOAN, INTEREST AND PAYMENTS

2.1          The Loan; the Notes

The Lenders agree, subject to the terms and conditions of this Agreement and the Financing Orders, to make advances (“Revolving Advances”) to the Borrower from time to time from the Closing Date to and until (but not including) the Termination Date in an amount not in excess of the Maximum Amount (the “Loan”). The Lenders shall have no obligation to make a Revolving Advance to the extent that the amount of the requested Revolving Advance plus the aggregate amount of the outstanding Revolving Advances exceed the Maximum Amount. The Borrower’s obligation to pay the Revolving Advances may be evidenced by the Notes and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.7, and reborrow.

Each Lender’s obligation to fund each Revolving Advance shall be limited to such Lender’s Commitment Percentage, and no Lender shall have any obligation to fund any portion of any Revolving Advance required to be funded by any other Lender, but not so funded. If requested by a Lender, its portion of the Loan shall be evidenced by a promissory note substantially in the form of Exhibit B hereto (each, a “Note” and collectively, the “Notes”), issued by the Borrower to the order of such Lender in the amount of such Lender’s Commitment.

2.2          Procedures for Requesting Revolving Advances.

The Borrower shall comply with the following procedures in requesting Revolving Advances:

(a)          The Borrower shall request each Revolving Advance so that it is received by the Agent not later than 1:00 PM (NY Time) at least three (3) Business Days in advance of the Business Day on which the Revolving Advance is to be made. Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Agent, shall be in writing or by telephone or telecopy transmission, and shall be confirmed in writing by the Borrower if so requested by the Agent, by (i) an officer of the Borrower; or (ii) a Person designated as the Borrower’s agent by an officer of the Borrower in a writing delivered to the Agent; or (iii) a Person whom the Agent reasonably believes to be an officer of the Borrower or such a designated agent.

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(b)          Alex Sorokin or another officer reasonably acceptable to the Agent shall confirm in writing, substantially in the form of Exhibit F hereto, that each request for a Revolving Advance is accurate, necessary and correct in conformance with the Budget. The Borrower shall repay all Revolving Advances even if the Lender does not receive such confirmation and even if the Person requesting a Revolving Advance was not in fact authorized to do so.

(c)          Any request for a Revolving Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

(d)          Upon fulfillment of the applicable conditions set forth in Article IV, the Lenders shall promptly disburse the proceeds of the requested Revolving Advance in accordance with the Borrower’s instructions.

2.3          Interest

The unpaid principal balance of the Loan shall bear interest at a rate equal to LIBOR plus the Applicable Margin. Interest shall be payable in arrears, in cash, on the each Interest Payment Date. Interest shall be calculated on the basis of a 360-day year. Upon the occurrence and continuance of an Event of Default, any amounts outstanding on account of the Loan shall bear interest at the rate equal to the rate otherwise applicable thereto plus an additional two percent (2.0%) per annum (the “Default Rate”), and such interest shall be payable on demand.

2.4          Promise to Pay; Payments

Borrower, absolutely and unconditionally promises to pay, when due and payable pursuant hereto, principal, interest and all other amounts and Obligations payable hereunder or under any other Loan Document, without any right of rescission and without any deduction whatsoever, including any deduction for set-off, recoupment or counterclaim, or any other event. Any payments made by Borrower shall be made only by wire transfer, without offset, deduction or counterclaim of any kind, in Dollars, in immediately available funds to such account as may be indicated in writing by Agent or each Lender to Borrower from time to time. Any such payment received after 2:00 p.m. New York City time on any date shall be deemed received on the following Business Day. Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be. The unpaid principal amount of the Loan and all other Obligations (including, without limitation, all accrued and unpaid interest) shall be due and payable in full, and the Notes shall mature, on the Repayment Date, provided, however, upon the Effective Date of the Plan (i) Borrower shall have the right to repay the principal amount of the Obligations by issuing and distributing to the Lenders preferred shares of the reorganized Borrower and (ii) immediately prior thereto, to the extent that the GS Funds hold any Loans the principal amount of such Loans and any accrued and unpaid interest thereon shall be assigned to, and purchased in cash at par by, Bzinfin pursuant to an Assignment and Assumption Agreement (and Bzinfin and each applicable GS Funds agrees to execute and deliver to Agent such Assignment and Assumption Agreement). Such preferred shares shall have such dividend, voting, redemption and conversion rights, liquidation preferences and other special rights pursuant to the terms and conditions set forth in Exhibit G to the Plan Support Agreement.

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2.5          Taxes and Other Charges

All payments by Borrower relative to the Loan and under this Agreement and the other Loan Documents shall be made free and clear of any restrictions or conditions, without set off or counterclaim, and free and clear of, and without any deduction or withholding whether for or on account of tax or otherwise (excluding liens, garnishments, or like against any Lender). If any such deduction or withholding is required by law to be made by Borrower or any other Person (whether or not a party to, or on behalf of a party to this Agreement) from any sum paid or payable by, or received or receivable from, Borrower shall pay in the same manner and at the same time such additional amounts as will result in each Lender’s receiving and retaining (free from any liability other than tax on its overall net income) such net amount as would have been received by it had no such deduction or withholding been required to be made.

2.6          Use of Proceeds

Borrower shall use the proceeds of the Loan hereunder as follows: (i) to pay costs, expenses, and all other payment amounts incurred in connection with the Loan and the negotiation and execution of the Loan Documents; (ii) to repay in full all amounts outstanding under the Pre-Petition Obligations between the Debtor and Pre-Petition Lenders (including any adequate protection payments required in connection therewith), (iii) for general working capital and operational expenses (including, without limitation, a carve-out for Bankruptcy Court approved professional fees and other administrative fees arising in the Case, post-petition inventory purchases and post-petition lease payments) in accordance with the Budget subject to the Permitted Variance, and (iv) to fund loans to EnerDel, Inc., who in consideration of such loans shall guaranty the Obligations. For the avoidance of doubt, except as may be set forth in any Financing Order, none of the Revolving Advances, in whole or in part, shall be used (i) to attack the validity, priority or enforceability of any of the claims of the Agent and the Lenders, (ii) to research, review, analyze or investigate with respect to or in connection with any litigation, claim, objection or cause of action of any kind or nature whatsoever against the Agent and the Lenders (whether or not arising from or related to pre-petition or post-petition acts, omissions or other conduct), or (iii) to file, prosecute or otherwise pursue any litigation, claim, objection or cause of action of any kind or nature whatsoever against the Agent or the Lenders (whether or not arising from or related to pre-petition or post-petition liens, acts, omissions or other conduct).

2.7          Voluntary Prepayment; Reduction of the Maximum Amount; Termination of the Commitments by the Borrower.

The Borrower may prepay the Revolving Advances in whole at any time or from time to time in part. The Borrower may terminate the Commitments or reduce the Maximum Amount at any time if it gives the Agent at least 10 days advance written notice prior to the proposed termination date.

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2.8          Revolving Advances to Pay Obligations.

Notwithstanding the terms of Section 2.1, any Lender may, in its discretion at any time or from time to time, without the Borrower’s request and even if the conditions set forth in Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

2.9          Grants, Rights and Remedies.

The Liens, security interests and the administrative priority granted pursuant to Article III may be independently granted by the Loan Documents and by other Loan Documents hereafter entered into. This Agreement, the Interim Financing Order, the Final Financing Order and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Lenders hereunder and thereunder are cumulative.

2.10        Perfection.

The Liens and security interests securing the Obligations, as granted in Article III, shall be deemed valid and perfected by entry of the Interim Financing Order and entry of the Interim Financing Order shall have occurred on or before the date of any Revolving Advance hereunder. The Agent and the Lenders shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement, the Interim Financing Order or Final Financing Order or any other Loan Document, which Lien and security interest shall be deemed perfected without Agent or Lenders taking any action whatsoever. Notwithstanding the foregoing, the Borrower agrees, promptly upon request by the Agent or the Required Lenders to take all actions reasonably requested by the Agent or the Required Lenders to perfect a first priority Lien in all or any portion of the Collateral.

2.11        [Intentionally Omitted]

2.12        Waiver of Claims to Surcharge

In accordance with the Final Financing Order, the Borrower and the Borrower’s bankruptcy estates hereby waive any claims to surcharge the Collateral under section 506(c) of the Bankruptcy Code, excluding, however, any such claims for matters provided for in the Budget and incurred prior to the occurrence of an Event of Default and termination of this Agreement but not paid by the Borrower (subject to Lenders’ rights to object to any such claims).

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III.         OTHER CHARGES AND FEES

3.1          Computation of Fees; Lawful Limits

In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to any Lender for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if any Lender shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, such Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 3.1 shall control to the extent any other provision of any Loan Document is inconsistent herewith.

IV.          CONDITIONS PRECEDENT

4.1           Conditions Precedent the Initial Revolving Advance

    The obligations of Lenders to consummate the transactions contemplated herein and to make the initial Revolving Advance is subject to the satisfaction of Agent and Lenders, of the following conditions:

(a)           Agent shall have received the following, each duly executed by an authorized officer of Borrower and all other parties thereto other than Agent and Lenders, and each in form and substance satisfactory to Lenders:

(i)          This Agreement;

(ii)         The Notes, if any;

(iii)        The Guarantee and Collateral Agreement;

(iv)        The Patent Security Agreement;

(v)         The Trademark Security Agreement;

(vi)        The Plan Support Agreements;

(b)           The Interim Financing Order shall have been entered by the Bankruptcy Court not later than seven days following the Petition Date, and the Lenders shall have received a certified copy of such order, and such order shall be in full force and effect and shall not have been reversed, modified, amended, subject to a pending appeal, stayed or vacated absent the prior written consent of the Lenders and the Borrower;

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(c)          Payment of all fees due under the terms of this Agreement through the date of the initial Revolving Advance hereunder, and payment of all expenses incurred by the Lenders through such date and that are required to be paid by the Borrower under this Agreement, including all legal fees incurred by Agent and the Lenders through the date of this Agreement;

(d)          The Budget, in form and substance reasonably satisfactory to the Required Lenders and the GS Funds. The Budget shall be in the form of the 13-week Budget dated January 26, 2012, and annexed hereto as Exhibit D, with such modifications (if any) as are reasonably agreed to by the Borrower, the Required Lenders and the GS Funds; and

(e)          [Intentionally Omitted].

(f)          Agent shall have received Control Agreements with respect to each deposit account of Borrower and Del, executed by Borrower or Del, as applicable each applicable depository bank, and each in form and substance reasonably satisfactory to Agent; provided that to the extent any Control Agreement is not delivered prior to or on the Closing Date, Borrower shall deliver such Control Agreement within 10 Business Days after the Closing Date or such longer period as reasonably agreed to by Agent.

(g)          Agent shall have received a certificate of an authorized officer of Guarantors, dated the Closing Date, certifying that: (i) each of the representations and warranties made by Guarantors in or pursuant to the Loan Documents shall be accurate in all material respects before and after giving effect to making the Loan, and (ii) no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the requested Loan on such date;

(h)          Agent shall have received a certificate of the corporate secretary of each Guarantor, dated the Closing Date, as to the incumbency and signature of the Persons executing the Loan Documents on behalf of each Guarantor, and attaching certified copies (or copies otherwise authenticated to Agent’s satisfaction) of (i) the charter or limited liability company certificate of such Guarantor, (ii) the by-laws or operating agreement of such Guarantor; (iii) resolutions of the Board of Directors or managers of such Guarantor, and (iv) evidence of good standing in its jurisdiction of incorporation of such Guarantor;

(i)          Agent shall have received UCC searches with respect to each Guarantor, the results of which shall be satisfactory to Agent;

(j)          Agent shall have received evidence of the perfection of Agent’s Liens in all collateral intended to secure the Obligations (including, without limitation, stock certificates and stock powers for such certificates, a promissory note evidencing the Intercompany Loan with an endorsement to Agent and the financing statements under UCC (it being understood that such financing statements are nor required to be filed prior to the date of this Agreement)), and such Liens shall constitute valid and perfected first priority Liens on all such assets, subject only to Permitted Liens;

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(k)          Agent shall have received, and be satisfied with, evidence of Borrower’s insurance coverage satisfying the requirements of Section 6.5 hereof, together with such endorsements as are required by the Loan Documents;

(l)          all corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents (including, but not limited to, those relating to corporate and capital structures of Borrower and Guarantors) shall be satisfactory to Agent;

(m)          a favorable opinion of Reed Smith LLP, as counsel to the Guarantors Nicholas Brunero as General Counsel of Borrower and Guarantors, and Roetzel & Andress, LPA, as Florida counsel to the Guarantors with respect to the valid existence of Guarantors, due authorization, execution, delivery and enforceability of the Loan Documents, no conflicts with Guarantors’ statutory documents, state and federal law and any scheduled material contracts and the creation and perfection of the security interest in favor of Agent; and

(n)          such other documents or agreements as reasonably requested by Agent or any Lender.

4.2          Conditions Precedent All Revolving Advances.

The Lender’s obligation to make each Revolving Advance shall be subject to the further conditions precedent that:

(a)          the representations and warranties contained in Article V are correct in all material respects on and as of the date of such Revolving Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;

(b)          no event has occurred and is continuing, or would result from such Revolving Advance which constitutes a Default or an Event of Default;

(c)          the making of such Revolving Advance shall not contravene any law, rule or regulation applicable to the Lender;

(d)          the Agent shall have received such other agreements, instruments, approvals, and other documents, each in form and substance reasonably satisfactory to the Agent, as the Agent may reasonably request;

(e)          with respect to Revolving Advances to be made subsequent to fifty (50) days after the entry of the Interim Financing Order, the Final Financing Order shall have been entered by the Bankruptcy Court and the Agent shall have received a certified copy of the Final Financing Order and the Final Financing Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent prior written consent of the Agent; and

(f)          on the date of any such Revolving Advance, the Interim Financing Order, Final Financing Order, as the case may be, shall have been signed by the Bankruptcy Court, and the Agent shall have received a certified copy of the same and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the consent of the Agent and the Lenders; and

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(g)          if the Plan Support Agreement has been terminated each subsequent Revolving Advance shall be made only with the prior written consent of the GS Funds.

V.           REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as of the date hereof as follows:

5.1          Organization and Authority

Borrower and each Material Subsidiary (a) is an entity duly organized or formed, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, (b) has all requisite organizational power and authority to own its properties and assets and to carry on its business as now being conducted, and (c) is duly qualified to do business in each jurisdiction in which failure to so qualify could reasonably be expected to have or result in a Material Adverse Effect. Borrower and each Guarantor has all requisite organizational power and authority (i) to execute, deliver and perform the Loan Documents to which it is a party, (ii) to borrow hereunder and grant the Liens created or contemplated by the Loan Documents to which it is a party, and (iii) to consummate the transactions contemplated under the Loan Documents to which it is a party.

5.2          Loan Documents

(a) The execution, delivery and performance by Borrower and each Guarantor of the Loan Documents to which they are each a party, and the consummation of the transactions contemplated hereby and thereby, (i) have been duly authorized by all requisite organizational action of Borrower and such Guarantor; (ii) do not violate any provisions of (A) any applicable law, statute, rule, regulation, ordinance or tariff, (B) any order of any Governmental Authority binding on Borrower, any Guarantor, or any of their respective properties, or (C) the certificate of incorporation (or any other equivalent governing agreement or document); (iii) are not in conflict with, and do not result in a breach or default under, any indenture, agreement or other instrument to which Borrower or any Guarantor is a party, or by which the properties or assets of Borrower or any Guarantor is bound, except for any such conflict or default which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect; (iv) other than pursuant to the Loan Documents and the Financing Orders, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of Borrower or any Guarantor; and (v) other than the entry of the Financing Orders, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person, except such as have been obtained prior to the Closing Date. When executed and delivered, each of the Loan Documents will constitute the legal, valid and binding obligation of Borrower and each Guarantor, enforceable against Borrower and such Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity). Notwithstanding anything herein to the contrary, certain of the remedial provisions hereunder and in the other Loan Documents with respect to the Collateral may be limited or rendered unenforceable by applicable laws, interpretations and requirements under, (x) any federal or state grant, contract or assistance agreement to which the Borrower or any of the Guarantors is a party, or by which any of their respective properties or assets is bound, (y) any federal export control laws applicable to the Borrower, any of the Guarantors, or any of the Lenders , or (z) the Committee on Foreign Investment in the U.S.

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5.3          Subsidiaries, Capitalization and Ownership Interests

As of the Closing Date, Borrower has no Subsidiaries other than those Persons listed as Subsidiaries on Schedule 5.3 attached hereto.

5.4          Properties

Schedule 5.4 attached hereto sets forth all of the real properties owned or leased by Borrower and its Material Subsidiaries. Borrower and each Material Subsidiary, (a) is the sole owner and has good and valid title to, or a valid leasehold interest in, license of, or right to use, all of its properties and assets necessary to conduct its business, whether personal or real, subject to no transfer or other restrictions or Liens of any kind except for Permitted Liens, and (b) is in compliance in all material respects with each lease or license to which it is a party or otherwise bound, except where such failure could not be reasonably be expected to result in a Material Adverse Effect.

5.5          Other Agreements

Neither Borrower nor any Guarantor is a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which could reasonably be expected to materially adversely affect its ability to execute and deliver, or perform under, any Loan Document to which it is a party or to pay the Obligations. Neither Borrower nor any Material Subsidiary is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period, could reasonably be expected to be, have or result in a Material Adverse Effect.

5.6          Litigation

Except as set forth on Schedule 5.6, there is no action, suit, proceeding or investigation pending or, to the knowledge of Borrower, threatened in writing against Borrower or any Guarantor that questions or could reasonably be expected to prevent the validity of any of the Loan Documents or the right of Borrower or such Guarantor to enter into any Loan Document to which it is a party or to consummate the transactions contemplated thereby. Except as set forth on Schedule 5.6, there is no action, suit, proceeding or investigation pending or, to the knowledge of Borrower, threatened in writing against Borrower or any Material Subsidiary that if adversely determined could reasonably be expected to be, have or result in any Material Adverse Change or Material Adverse Effect.

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5.7          Hazardous Materials

Borrower and each Material Subsidiary is in compliance in all material respects with all applicable Environmental Laws. None of Borrower or any Material Subsidiary has been notified of any action, suit, proceeding or investigation (a) relating in any way to compliance by or liability of Borrower or any Material Subsidiary under any Environmental Laws, (b) which otherwise deals with any Hazardous Substance or any Environmental Law, or (c) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance except such, if any, as could not reasonably be expected to result in a Material Adverse Effect.

5.8          Tax Returns; Governmental Reports

Each Borrower and Material Subsidiary (a) has filed all federal, state, foreign (if applicable) and local tax returns and other material reports which are required by law to be filed by Borrower or such Guarantor, and (b) has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except only for items that Borrower or any Material Subsidiary is currently contesting in good faith by proper proceedings and for which a reserve has been taken in accordance with GAAP, and that are described on Schedule 5.8 attached hereto or that could not reasonably be expected to have a Material Adverse Effect.

5.9          Financial Statements and Reports

Except as disclosed in Borrower’s November 10, 2011 Form 12b-25 with respect to any of Borrower’s financial statements delivered or made publicly available prior to the date hereof, all historic financial statements relating to Borrower and its Subsidiaries that have been delivered to Lenders prior to the date hereof are (a) consistent with the books of account and records of Borrower and its Subsidiaries, (b) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods (except that the unaudited financial statements contain no footnote or other presentation items and are subject to year-end adjustments), and (c) present fairly in all material respects the consolidated financial condition, assets and liabilities and results of operations of Borrower and its Subsidiaries at the dates and for the relevant periods indicated in accordance with GAAP on a basis consistently applied. Subject to the exception set forth in the preceding sentence, Borrower and its Subsidiaries have no material obligations or liabilities of any kind that are not disclosed in such financial statements.

5.10        Compliance with Law; Business

Except as disclosed on Schedule 5.10 attached hereto, Borrower and each Material Subsidiary (a) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to them, their respective businesses and/or assets or operations, and (b) are not in violation of any order of any Governmental Authority or other board or tribunal, except, in the case of both (a) and (b), where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. Borrower and each Material Subsidiary have maintained in all material respects all records required to be maintained by any applicable Governmental Authority.

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5.11        Licenses and Permits; Labor

Borrower and each Material Subsidiary is in compliance with and has all Permits necessary or required by applicable law or Governmental Authority for the operation of its business and ownership of its properties and assets as presently conducted and owned, except where noncompliance, violation or lack thereof could not reasonably be expected to have a Material Adverse Effect.

5.12        No Default

There does not exist any Default or Event of Default.

5.13        Disclosure

No Loan Document nor any other agreement, document, certificate, or written statement furnished to Agent or Lenders by or on behalf of Borrower in connection with the transactions contemplated by the Loan Documents, nor any representation or warranty made by Borrower or any Guarantor in the Loan Documents contains any untrue statement of any material fact known to the Borrower or omits to state any material known to the Borrower fact necessary to make the factual statements therein taken as a whole not materially misleading in light of the circumstances under which it was made.

5.14        Existing Indebtedness; Investments, Guarantees and Certain Contracts

Except as contemplated or permitted by the Loan Documents or as otherwise set forth on Schedule 5.14 or Schedule 5.3 attached hereto, neither Borrower nor any Material Subsidiary (a) has any outstanding Indebtedness, (b) is subject or party to any mortgage, note, indenture, indemnity or guarantee of, with respect to or evidencing any Indebtedness of any other Person, and/or (c) owns or holds any equity or long-term debt investments in, nor has any outstanding advances to or any outstanding guarantees for, the obligations of, or any outstanding borrowings from, any other Person.

5.15        Insurance

Borrower and each Material Subsidiary has in full force and effect such insurance policies as are customary in its industry for entities of similar size engaged in similar lines of business.

5.16        Budget

On or before the Closing Date, the Borrower has furnished to the Agent the Budget. The Budget when delivered shall be believed by the Borrower at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Borrower, and shall have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and the Borrower shall not be aware of any facts or information that would lead it to believe that such Budget is incorrect or misleading in any material respect. The Budget may be modified or supplemented from time to time by additional budgets (covering any time period covered by a prior budget or covering additional time periods) reasonably acceptable to the Required Lenders and the GS Funds.

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5.17        Financing Statements

The Borrower hereby authorizes the Agent to file financing statements, which when filed will be sufficient to perfect the Security Interest and the other security interests created by the Security Documents. When the Interim Order is entered, the Agent will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

5.18        Administrative Priority; Lien Priority

(a) The Obligations of the Borrower will, at all times after the Closing Date, constitute allowed administrative expenses in the Chapter 11 Case, pursuant to Section 364(c)(1) of the Bankruptcy Code having super-priority administrative expense claim and payment over all other administrative costs, expenses and unsecured claims against the Borrower now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 327, 328, 330, 503(b), 506(c), 507(a), 507(b), 546(c), 726 and 1114, or any other provision of the Bankruptcy Code;

(b) Pursuant to Section 364(d)(1) of the Bankruptcy Code, the Interim Financing Order and Final Financing Order, all Obligations will be secured by a perfected priming first priority Lien on the Collateral except that such Liens shall be junior and subordinate to the Liens securing the Pre-Petition Obligations and any adequate protection Liens with respect thereto granted pursuant to the Interim Financing Order; and

(c) On the Effective Date, the Interim Financing Order is, and upon entry of the Final Financing Order the Final Financing Order shall be, in full force and effect and have not been reversed, vacated, modified, amended or stayed, except for modifications and amendments that are reasonably acceptable to the Lender and are not subject to a pending appeal or stayed in any respect.

5.19        Appointment of Trustee or Examiner; Liquidation

No order has been entered or is pending in the Chapter 11 Case (i) for the appointment of a Chapter 11 trustee, (ii) for the appointment of an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Sections 1104(d) and 1106(b) of the Bankruptcy Code or (iii) to convert the Chapter 11 Case to a Chapter 7 case or to dismiss the Chapter 11 Case.

5.20        The Chapter 11 Case

The Chapter 11 Case was commenced on the Petition Date in accordance with applicable law and proper notice thereof was given and has not been dismissed as of the date of each Revolving Advance. The motion for approval of this Agreement was proper and sufficient pursuant to the Bankruptcy Code, the Bankruptcy Rules and the rules and procedures of the Bankruptcy Court.

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VI.          AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, until full performance and satisfaction, and irrevocable payment in full in cash, of all of the Obligations and termination of this Agreement:

6.1          Compliance with Budget

Borrower shall (a) at all times comply with the Budget on a line-item by line-item basis; provided, however, that the Borrower’s actual results shall be permitted to deviate from the Budget without prior approval of the Required Lenders for (a) any variance that is less than the line item and Total Disbursements line item and (b) any variance that is greater than the line item and Total Disbursements line item in (i) any individual disbursement line item that does not exceed twenty percent (20%) of the applicable line item on the Budget, and (ii) the Total Disbursements line item that does not exceed ten percent (10%) of the applicable line item on the Budget, in each case measured on a weekly accrual basis (the “Permitted Variance”) and (b) furnish to each Lender and to the GS Funds not later than Tuesday of each week an analysis of any variance from the Budget for the preceding week and an updated weekly cash flow forecast. For the avoidance of doubt, compliance with the Budget (i) will be tested based on the amount of each line item and Total Disbursements line item and not based upon the timing of when each line item is actually paid, and (ii) will not be tested with respect to any cash receipts.

6.2          Reports and Other Information

(a)          Reports. Borrower shall, and shall cause each Material Subsidiary to, furnish to each Lender as soon as available, and in any event within two (2) Business Days after the preparation or issuance thereof or such other time as set forth below, as applicable: (i) any financial statements, balance sheets or other financial statements which it prepares in final form (including any form delivered to Borrower’s Board of Directors) for delivery under this Agreement, (ii) any reports, returns, information, notices and other materials that Borrower shall send to its stockholders, members, partners, and/or other equity owners generally at any time, together with any and all supporting documentation related thereto, (iii) all operating reports provided to the Office of the United States Trustee for the Southern District of New York, (iv) promptly after filing thereof, copies of all pleadings, motions, applications, financial information and other papers and documents filed by the Borrower in the Chapter 11 Case, which papers and documents shall also be given or served on the Agent, the Lenders, and the Agent’s counsel, (v) promptly after sending thereof, copies of all written reports given by the Borrower to any official or unofficial creditors’ committee in the Chapter 11 Case, other than any such reports subject to privilege; provided that the Borrower may redact any confidential information contained in any such report if it provides to the Lenders a summary of the nature of the information so redacted, (vi) written notice prior to any portion of the retainer paid to the Borrower’s professionals being applied to accrued and unpaid fees of the Borrower’s professionals and at the Agent’s request, written confirmation of the balance of the retainer then held by the Borrower’s professionals, and (vii) promptly, and in any event within five (5) Business Days after request, such additional information, documents, statements, reports and other materials (including without limitation, financial statements) as Agent or any Lender may reasonably request from time to time.

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(b)          Notices. Borrower shall, and shall cause each Material Subsidiary to, promptly, and in any event within five (5) Business Days after Borrower or any authorized officer of Borrower or any Material Subsidiary obtains knowledge thereof, notify Lenders in writing of (i) any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative or regulatory proceeding brought or initiated by or against Borrower or any Material Subsidiary or otherwise affecting or involving or relating to Borrower, any Material Subsidiary, or any of Borrower’s or any Material Subsidiary’s property or assets to the extent (A) the amount in controversy exceeds $200,000 individually or in the aggregate for all such events, or (B) to the extent any of the foregoing seeks injunctive relief, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that could reasonably be expected to result in a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, and (iv) receipt of any notice or request from any Governmental Authority regarding any liability or claim of liability in the amount equal to or exceeding $200,000 individually or in the aggregate.

6.3          Conduct of Business and Maintenance of Existence and Assets

Borrower shall, and shall cause each Material Subsidiary to, (a) conduct its business in accordance with good business practices customary to its industry, (b) engage principally in the same or similar lines of business substantially as heretofore conducted, (c) maintain all of its material properties, assets and equipment necessary for the operation of its business in good repair, working order and condition (normal wear and tear excepted), (d) from time to time to make all necessary repairs, renewals and replacements thereof, (e) maintain, comply with and keep in full force and effect its existence and all Intellectual Property, Permits and qualifications to do business and good standing in its jurisdiction of formation and each other jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary and in which failure to maintain such Intellectual Property, Permits or qualification could reasonably be expected to be, have or result in a Material Adverse Effect, and (f) remain in good standing and maintain operations in all jurisdictions in which currently located, except where the failure to remain in good standing or maintain operations would not reasonably be expected to be, have or result in a Material Adverse Effect.

6.4          Compliance with Legal and Other Obligations

Except as disclosed on Schedule 5.10 attached hereto, Borrower shall, and shall cause each Material Subsidiary to, (a) comply in all material respects with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations, (b) subject to Bankruptcy Code limitations, pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith by proper proceedings and against which adequate reserves have been established, (c) subject to Bankruptcy Code limitations, perform in all material respects in accordance with its terms each material contract, agreement or other arrangement to which it is a party or by which it is bound, and (d) properly file all material reports required to be filed with any Governmental Authority, except in the case of clause (a), (c) and (d) where such failure could reasonably be expected to result in a Material Adverse Effect.

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6.5          Insurance

Borrower shall, and shall cause each Material Subsidiary to, (a) keep all of its insurable properties and assets adequately insured against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or lines of business or owning similar assets or properties, including, without limitation, liability, errors and omissions, property and business interruption insurance, as applicable, and (b) maintain general liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of Borrower or each Material Subsidiary. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide no less than thirty (30) days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. Borrower shall deliver to Agent within 15 Business Days after the Closing Date or such longer period of time as may be reasonably agreed by Agent and in form and substance reasonably satisfactory to Agent, endorsements to (i) all casualty insurance naming Agent as loss payee, and (ii) all general liability and other liability policies naming Agent as additional insured. If Borrower at any time shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for Borrower or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Event of Default arising from Borrower’s failure to maintain such insurance or pay any premiums therefor and shall have no liability to Borrower for failing to do so. All sums so disbursed by Agent, including premiums, reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent in accordance with Section 9.1 hereof.

6.6          Books and Records

Borrower shall, and shall cause each Material Subsidiary to, (a) keep complete and accurate (in accordance with GAAP) books of record and account in accordance with commercially reasonable business practices and consistent with past practice in which true and correct entries are made of all of its dealings and transactions in all material respects, and (b) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year end financial statements.

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6.7          Inspection; Periodic Audits

Borrower shall permit the representatives of Lenders, at the expense of Borrower, during normal business hours upon reasonable notice, to (a) visit and inspect any of Borrower’s and/or any Material Subsidiary’s offices or properties to inspect and/or to examine and/or audit all of Borrower’s and/or any Material Subsidiary’s books of account, records, reports and other papers, (b) make copies and extracts therefrom, and (c) discuss Borrower’s and/or any Material Subsidiary’s business, operations, prospects, properties, assets, liabilities and/or condition with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing); provided, however, that no such notice shall be required to do any of the foregoing if an Event of Default has occurred and is continuing.

6.8          Environmental Covenants

Borrower shall, and shall cause Material Subsidiary to, keep or cause all of its owned, leased or occupied real properties to be kept free from Hazardous Substances (except those substances used by Borrower or such Material Subsidiary in the ordinary course of its business and in compliance with all Environmental Laws).

6.9          Further Assurances

At Borrower’s cost and expense, Borrower shall (a) take such further action and use its commercially reasonable efforts to obtain and deliver to Agent and Lenders from time to time all consents, approvals and agreements from such third parties as Agent or the Required Lenders shall reasonably determine are necessary and that are satisfactory to Agent and the Lenders with respect to (i) the Loan Documents and the transactions contemplated thereby, and (ii) claims against Borrower, and (b) upon the exercise by Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Person (including, without limitation, any Governmental Authority), execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval, registration, qualification or authorization or that Agent or any Lender may be required to obtain for itself or on its behalf for such consent, approval, registration, qualification or authorization.

VII.         NEGATIVE COVENANTS

Borrower covenants and agrees that, until full performance and satisfaction, and irrevocable payment in full in cash, of all of the Obligations and termination of this Agreement:

7.1          Indebtedness

Borrower shall not, and shall not permit any Material Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except the following (collectively, “Permitted Indebtedness”): (a) Indebtedness under the Loan Documents; (b) any Indebtedness existing as of the Closing Date and described on Schedule 5.14 attached hereto, and replacements and refinancings thereof (which are not materially adverse to the Lenders) that do not increase the principal amount, or the interest rate or fees thereon, or extend the Liens securing such Indebtedness (if any) to any other assets of the Borrower or applicable Material Subsidiary, as the case may be; (c) the Intercompany Loan; (d) loans from the Borrower or a Guarantor to a Subsidiary of Borrower that is Material Subsidiary for items permitted to be paid in the Budget; and (e) trade accounts payable and accrued obligations (other than for borrowed money), in each case incurred in the ordinary course of business.

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7.2          Liens

Borrower shall not, and shall not permit any Material Subsidiary to, create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of its properties or assets or any of its shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”): (a) Liens arising in favor of Agent, for the benefit of the Lenders; (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Required Lenders; (c) statutory Liens of landlords, carriers, warehousemen, mechanics and/or materialmen, and other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Required Lenders; (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations which are not delinquent for more than ninety (90) days or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Required Lenders in their reasonable discretion; (e) Liens securing the purchase or lease of equipment provided that such Liens are granted only on such equipment so purchased or leased and secure an amount of Indebtedness not to exceed the purchase price thereof; (f) Liens securing the Pre-Petition Obligations and any adequate protection Liens granted pursuant to the Interim Financing Order, and (g) Liens set forth on Schedule 7.2 attached hereto securing Indebtedness set forth on Schedule 5.14 attached hereto.

7.3          Investments and Investment Property; Subsidiaries

Borrower shall not, and shall not permit any Material Subsidiary to, directly or indirectly, (a) merge with, purchase, own, hold, invest in or otherwise acquire any obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture, or (b) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person other than (i) those created by the Loan Documents, (ii) those set forth on Schedules 5.3 and 5.14 attached hereto, (iii) trade credit extended in the ordinary course of business, (iv) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors, consultants and employees, (v) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (vi) the Intercompany Loan, and (vii) as set forth in the Budget (including in the form of loans from the Borrower or a Guarantor to a Subsidiary of Borrower that is Material Subsidiary for items permitted to be paid in the Budget).

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7.4          Dividends; Redemptions; Equity

Borrower shall not, and shall not permit any Material Subsidiary to, (a) declare, pay or make any dividend or distribution on any shares of securities or ownership interests, except to Borrower or any of its wholly owned Subsidiaries, (b) acquire, redeem or otherwise retire any equity securities or interests or any options to purchase or acquire any of the foregoing, or (c) make any payment of any management, service or related or similar fee outside of the ordinary course of business to any Person.

7.5          Transactions with Affiliates

Except as otherwise expressly permitted by this Agreement, Borrower shall not, and shall not permit any Material Subsidiary to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise enter into or consummate any transaction of any kind with any of its Affiliates other than: (a) salary, bonus, or the grant or issuance of other compensation and employment arrangements with directors or employees in the ordinary course of business and on customary market terms, (b) other transactions and payments entered into by and between Borrower or a Material Subsidiary and one or more of its Affiliates that reflect and constitute transactions and payments in the ordinary course of business for each party and are on overall terms at least as favorable to Borrower or the relevant Material Subsidiary as would be the case in an arm’s length transaction between unrelated parties of equal bargaining power, and (c) the Intercompany Loan.

7.6          Charter Documents; Fiscal Year; Dissolution

Borrower shall not, and shall not permit any Material Subsidiary to, (a) amend, modify, restate or change its articles of formation or operating agreement or similar charter documents in a manner that would be adverse to any Lender, (b) change its state of organization or change its organizational name, (c) change its fiscal year, or (d) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing. Borrower shall not permit any Subsidiary that is not a Material Subsidiary to own any assets or engage in any business.

7.7          Transfer of Assets

Borrower shall not, and shall not permit any Material Subsidiary to, sell, lease, transfer, assign or otherwise dispose of (or agree to sell, lease, transfer, pledge, assign or otherwise dispose of), by merger or otherwise, any asset or any interest therein (including any equity interests of a Subsidiary), other than in the ordinary course of business and sales approved by the Bankruptcy Court and the Required Lenders.

7.8          Payment on Indebtedness and Other Obligations.

Borrower shall not, and shall not permit any Material Subsidiary to make any voluntary prepayment, purchase or redemption of any part or all of any Indebtedness for borrowed money other than the payment of the Pre-Petition Obligations from the proceeds of the initial or any other Revolving Advance.

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7.9          Financing Orders; Administrative Priority; Lien Priority; Payment of Claims

The Borrower will not (a) at any time, seek, consent to or suffer to exist any reversal, modification, amendment, stay or vacation of any of the Financing Orders, except for modifications and amendments reasonably agreed to by the Lenders; (b) at any time, suffer to exist a priority for any administrative expense or unsecured claim against the Borrower (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 327, 328, 330, 503(b), 506(c), 507(a), 507(b), 546(c) 726 and 1114 of the Bankruptcy Code) equal or superior to the priority of the Agent and the Lenders in respect of the Obligations; (c) at any time, suffer to exist any Lien on the Collateral having a priority equal or superior to the Liens in favor of the Agent or the Lenders in respect of the Collateral, except for Permitted Liens; and (d) prior to the date on which all Obligations have been fully paid and satisfied, the Borrower shall not pay any administrative expense claims except (i) Obligations due and payable hereunder, (ii) administrative expenses incurred in the ordinary course of the Borrower’s business as contemplated by this Agreement and the Budget annexed hereto as Exhibit D, and (iii) any administrative expenses subject to the Carveout.

VIII.         EVENTS OF DEFAULT

The occurrence and continuance of any one or more of the following shall constitute an “Event of Default”:

(a)          Borrower shall fail to pay when due any principal, interest, fee or other amount under this Agreement or any other Loan Document;

(b)          Any representation, statement or warranty made or deemed made by a Borrower or any Guarantor in any Loan Document or in any other certificate, document, report or opinion delivered in conjunction with any Loan Document to which it is a party, shall not be true and correct in all material respects on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect) except those made as of a specific date shall be true and correct in all material respects as of such date;

(c)          Borrower shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, or any event of default occurs under, any Loan Document and such violation, breach, default, event of default or failure shall not be cured within the applicable period set forth in the applicable Loan Document; provided that, with respect to the affirmative covenants set forth in Articles IV and VI hereof (other than Sections 4.1(b), 4.1(i), 6.1, 6.2(b)(ii), 6.3, and 6.5, hereof for which there shall be no cure period), there shall be a twenty (20) calendar day cure period commencing from the earlier of (i) receipt by such Person of written notice of such breach, default, violation or failure, and (ii) the time at which such Person or any authorized officer thereof knew or became aware, or should reasonably have known or been aware, of such failure, violation, breach or default;

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(d)          Borrower or Del shall be enjoined from conducting its business or operations;

(e)          Any material damage to or loss, theft or destruction of the Collateral, in an amount in excess of (i) $200,000, if not insured or (ii) $1,000,000, if insured;

(f)          Any of the Loan Documents ceases to be in full force and effect;

(g)          One or more judgments or decrees is rendered against Borrower or any Material Subsidiary in an amount in excess of $200,000 in the aggregate (excluding judgments to the extent covered by insurance of such Person), which is/are not satisfied, stayed, fully bonded, vacated or discharged of record within thirty (30) calendar days of being rendered;

(h)          Except with respect to existing events of default set forth on Schedule VIII(h) attached hereto and any default resulting from the commencement of the Bankruptcy Case, (i) any default or breach occurs, which is not cured within any applicable grace or cure period or waived, (x) in the payment of any amount with respect to any Indebtedness (other than the Obligations) of Borrower or any Material Subsidiary in excess of $200,000 in the aggregate, (y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which Borrower is a party or to which any of their properties or assets are subject or bound under or pursuant to which any Indebtedness in excess of $200,000 in the aggregate was issued, created, assumed, guaranteed or secured and such default or breach continues for more than any applicable grace period or permits the holder of any such Indebtedness to accelerate the maturity thereof, or (ii) any Indebtedness of Borrower or any Material Subsidiary in excess of $200,000 in the aggregate is declared to be due and payable or is required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof, or any obligation of such Person for the payment of Indebtedness in excess of $200,000 in the aggregate (other than the Obligations) is not paid when due or within any applicable grace period, or any such obligation becomes or is declared to be due and payable before the expressed maturity thereof;

(i)          Any Material Subsidiary shall (i) file a petition under any insolvency statute, (ii) make a general assignment for the benefit of its creditors, (iii) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property or (iv) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

(j)          (i) A court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Borrower or any Material Subsidiary or the whole or any substantial part of any such Person’s properties, which shall continue unstayed and in effect for a period of thirty (30) calendar days, (B) shall approve a petition filed against any Material Subsidiary seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed within thirty (30) calendar days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of Borrower or any Material Subsidiary or of the whole or any substantial part of any such Person’s properties, which is not irrevocably relinquished within thirty (30) calendar days, or (ii) there is commenced against any Material Subsidiary or any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which (A) is not unconditionally dismissed within thirty (30) calendar days after the date of commencement, or (B) is with respect to which any Material Subsidiary takes any action to indicate its approval of or consent;

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(k)          the issuance of any process for levy, attachment or garnishment or execution upon or prior to any judgment against Borrower any Material Subsidiary or any of their property or assets (other than the outstanding provisional attachment effected by the Kiryung Electronics Co., Ltd. against Ener1 Korea’s bank accounts) that exceeds $200,000 individually or in the aggregate, in each case which is/are not satisfied, stayed, vacated, dismissed or discharged within thirty (30) calendar days of being issued or executed;

(l)          A Change of Control has occurred;

(m)        Any Lien or security interest in favor of Agent created under any of the Loan Documents or the Financing Orders ceases to be valid or enforceable for any reason;

(n)         [Intentionally Omitted];

(o)         The Borrower (except following the Required Lender’s prior written request or with the Required Lender’s express prior written consent) shall file a motion with the Bankruptcy Court or any other court with jurisdiction in the matter seeking an order, or an order is otherwise entered, modifying, reversing, revoking, staying, rescinding, vacating, or amending the Financing Orders or any of the Loan Documents, without the Required Lender’s express prior written consent (and no such consent shall be implied from any other action, inaction, or acquiescence of the Required Lenders);

(p)         The Borrower shall file, or any other person shall obtain Bankruptcy Court approval of a disclosure statement for a plan of reorganization which does not provide for the full, final, and irrevocable repayment of all of the Obligations of the Borrower to the Lenders in cash or preferred stock, issued upon terms and conditions set forth in Exhibit G to the Plan Support Agreement, upon the effectiveness of such plan, unless the Lenders have joined in or consented to such plan in writing;

(q)         The Borrower shall file any motion or application, or the Bankruptcy Court grants the motion or application of any other Person, which seeks approval for or allowance of any claim, lien, security interest ranking equal or senior in priority to the claims, liens and security interests granted to the Agent and the Lenders under the Financing Orders or the Loan Documents or any such equal or prior claim, lien, or security interest shall be established in any manner, except, in any case, as expressly permitted under the Financing Orders;

(r)          The entry of an order by the Bankruptcy Court authorizing Borrower to obtain financing pursuant to Section 364 of the Bankruptcy Code from any person other than the Lenders which is secured by Liens of equal or greater priority than the Liens securing the Obligations;

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(s)          The entry of an order by the Bankruptcy Court converting the Chapter 11 Case to a Chapter 7 case under the Bankruptcy Code, or dismissing the Chapter 11 Case or any subsequent Chapter 7 case either voluntarily or involuntarily;

(t)          The entry of an order which provides relief from the automatic stay otherwise imposed pursuant to Section 362 of the Bankruptcy Code without the Required Lenders’ prior written consent (not to be unreasonably withheld), which order permits any creditor, other than the Agent and the Lenders, to realize upon, or to exercise any right or remedy with respect to, any material asset of the Borrower or to terminate any license, franchise, or similar agreement, where such termination could have a Material Adverse Effect;

(u)          If any creditor of the Borrower receives any adequate protection payment which is not specifically set forth in the Budget, or in the Financing Orders with respect to the Pre-Petition Obligations, or any Lien is granted as adequate protection other than as set forth in the Financing Orders;

(v)         The Borrower is enjoined by any court or governmental agency from continuing to conduct all or any material part of its business, or if a trustee, receiver or custodian is appointed for the Borrower or any of its properties;

(w)         The Interim or Final Financing Order shall be modified, reversed, revoked, remanded, stayed, rescinded, vacated or amended on appeal or by the Bankruptcy Court without the prior written consent of the Agent (and no such consent shall be implied from any other authorization or acquiescence by the Agent) (which consent shall not be unreasonably withheld);

(x)          A trustee is appointed pursuant to Sections 1104(a)(1) or 1104(a)(2) of the Bankruptcy Code;

(y)          An examiner with powers beyond those set forth in Sections 1106(a)(3) and 1106(a)(4) is appointed pursuant to Section 1104(a) of the Bankruptcy Code;

(z)          Termination by the Borrower of the Plan Support Agreement in accordance with its terms (other than as a result of a breach of the terms thereof by the Lenders or its Affiliates) without confirmation of the Chapter 11 plan of reorganization;

(aa)         [Intentionally Omitted]; or

(bb)         A “Termination Event” shall occur under the Financing Orders;

then, and in any such event, notwithstanding any other provision of any Loan Document, the Agent shall solely at the request of or with the consent of the Required Lenders may, by notice to Borrower, subject to the Standstill Period, if any, (i) terminate Lenders’ obligations hereunder, including, without limitation, the Lenders’ obligation to make any future Revolving Advances, whereupon the same shall immediately terminate, and (ii) declare the Loan and/or Notes, all accrued and unpaid interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under Section 8(i) or Section 8(j) hereof, in which event all of the foregoing shall automatically and without further act by the Required Lenders be due and payable and Lenders’ obligations hereunder shall terminate); in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

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IX.          RIGHTS AND REMEDIES AFTER DEFAULT

9.1           Rights and Remedies

In addition to the acceleration provisions set forth in Article VIII hereof, upon the occurrence and continuation of an Event of Default and upon five (5) Business Days notice to Borrower, Agent, on behalf of the Lenders, solely at the request of the Required Lenders in compliance with Section 10.11 and to any statutory committee shall, subject to the Standstill Period, if any, have the right to exercise any and all rights, options and remedies provided for in any Loan Document, under the UCC or at law or in equity and the automatic stay provided under Section 362 of the Bankruptcy Code shall be deemed lifted or modified to the extent necessary to allow the Agent and the Required Lenders to take the following actions without further notice or a hearing, which rights are hereby waived: (a) foreclose on its Collateral; (b) enforce all of its guaranty rights; (c) charge the default rate of interest on the Revolving Advances; and (d) declare the principal of and accrued interest, fees and expenses constituting the Obligations to be due and payable. Upon and after the occurrence and during the continuance of an Event of Default, except as provided in the preceding sentence, the Lenders shall be required to file a motion seeking relief from the automatic stay to enforce any of its other rights or remedies. Notwithstanding any provision of any Loan Document, Agent, on behalf of the Lenders, shall have the right, at any time that Borrower fails to do so, and from time to time, without prior notice, but solely at the request of the Required Lenders, to pay for the performance of any of the Obligations unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items. Such expenses and advances shall be added to the Obligations until reimbursed to Lenders, and such payments by Agent shall not be construed as a waiver by Lenders of any Event of Default or any other rights or remedies of Lenders. The Lenders shall be entitled to seek the appointment of a Chapter 11 trustee and have an expedited hearing with respect to such request, on not more than five (5) Business Days notice, subject to the Bankruptcy Court’s calendar. The Lenders may exercise and enforce their rights and remedies under the Financing Orders (subject to any applicable notice or grace periods set forth therein). If the Lenders sell any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lenders may resell the Collateral and shall apply any proceeds actually received to the Obligations. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, so long as the Standstill Period is in effect, the Lenders and the Agent shall not exercise their rights and remedies set forth or referred to in this Agreement or any other Loan Document, including this Section 9.1 (except for their rights to charge the default rate of interest on the Revolving Advances).

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9.2          Application of Proceeds

In addition to any other rights, options and remedies Agent has under the Loan Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting or selling upon exercise of its remedies hereunder upon the occurrence and continuation of an Event of Default shall be applied in the following order of priority: (i) first, to the payment of all costs and expenses of such collection, and all other payments that Agent (in such capacity) may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys’ fees and all expenses, liabilities and advances made or incurred in connection therewith); (ii) second, to the payment of all other Obligations pro rata among Lenders until all such Obligations are paid in full, and (iii) third, to the payment of any surplus then remaining to Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction, provided that Borrower shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations or any, of the other items referred to in this Section 9.2.

9.3          Lender as a Party-in-Interest

The Borrower hereby stipulates and agrees that the Agent and the Lenders are and shall remain parties in interest in the Chapter 11 Case and shall have the right to participate, object and be heard in any motion or proceeding in connection therewith. Nothing in this Agreement or any other Loan Document shall be deemed to be a waiver of any of the Agent’s or Lenders’ rights or remedies under applicable law or documentation. Without limitation of the foregoing, the Agent and the Lenders shall have the right to make any motion or raise any objection it deems to be in their interests (specifically including but not limited to objections to use of proceeds of the Revolving Advances, to payment of professional fees and expenses or the amount thereof, to sales or other transactions outside the ordinary course of business or to assumption or rejection of any executory contract or lease), provided that the Agent and the Lenders will not exercise such right if the action or inaction by the Borrower which is the subject of such motion or objection is expressly permitted by any covenant or provision of this Agreement.

9.4          Standstill and Funding Upon an Event of Default.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, upon the occurrence of an Event of Default, Bzinfin shall make an offer to the GS Funds to become a party to this Agreement as a Lender and within 5 Business Days of Bzinfin’s offer the GS Funds shall execute and deliver to Agent a Joinder Agreement. Effective as of the date of the execution and delivery to Agent of a Joinder Agreement each GS Fund shall become a “Lender” hereunder and shall be entitled to the full benefit of, and be required to fulfill the obligations (other than Commitments) of a Lender under, this Agreement and the other Loan Documents to the extent Lenders have benefits and obligations hereunder and under the other Loan Documents, all commencing as of date of such Joinder Agreement; provided that the GS Funds shall have zero Dollars ($0.00) Commitments to make any Revolving Advances. Funding by each GS Fund of its portion of any Revolving Advance shall be in the sole discretion of such GS Fund. If a Revolving Advance is requested by Borrower and Bzinfin elects to fund such Revolving Advance, the GS Funds shall have the right to fund 50% (but not less than 50%) of the amount of such Revolving Advance. Bzinfin shall promptly notify the GS Funds in writing of its willingness to fund the requested Revolving Advance and the GS Funds shall promptly confirm in writing whether they elect to fund their portion of such Revolving Advance. If the GS Funds so elect, the GS Funds will fund 50% (but not less than 50%) of such Revolving Advance and Bzinfin will fund the remaining 50% of such Revolving Advance; provided that any such Revolving Advance shall be used solely in accordance with the Budget or as agreed by Agent, the Lenders and Borrower. From and after each funding of the GS Funds’ portion of any Revolving Advance, Bzinfin’s remaining Commitment shall be reduced on a dollar for dollar basis by the amount of the Revolving Advance funded by the GS Funds.

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9.5          Credit Bids.

The Lenders shall maintain their right to credit bid the Lenders’ claims under this Agreement or the Final Financing Order pursuant to Section 363(k) of the Bankruptcy Code.

9.6          Application of Payments to Obligations; Application of Proceeds of Collateral.

(a) All proceeds from the sale of Collateral shall be immediately paid in cash by Borrower to the Lenders, and shall applied by Lenders (i) first in satisfaction of outstanding Pre-Petition Obligations, and (ii) second in satisfaction of outstanding Obligations under this Agreement.

(b) Following and Event of Default, all payments of Obligations by the Borrower to the Lenders shall be made as and when due hereunder, and shall applied by the Lenders (i) first in satisfaction of outstanding Pre-Petition Obligations, and (ii) second in satisfaction of outstanding Obligations under this Agreement.

9.7          Rights and Remedies not Exclusive

The Required Lenders shall have the right in their sole discretion to determine which rights, Liens and/or remedies Agent may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Lenders’ rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Agent, for the benefit of the Lenders, described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Agent or Lenders otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

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X.           AGENT PROVISIONS

10.1        Appointment of Agent.

Each Lender hereby designates Bzinfin S.A. as Agent to act as herein specified. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Except as otherwise provided herein, Agent shall hold all Collateral and all fees, charges and expenses received pursuant to this Agreement or any of the other Loan Documents for the benefit of the Lenders. Agent may perform any of its duties hereunder by or through agents or third parties and Borrower agrees to pay the reasonable fees, costs and expenses of such agents or third parties in connection with the performance of Agent’s duties hereunder. The provisions of this Section 10 are solely for the benefit of Agent and Lenders, and neither Borrower nor any Guarantor shall have any rights as third party beneficiaries of any of the provisions of this Section 10. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower.

10.2        Nature of Duties of Agent.

Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or the other Loan Documents a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein.

10.3        Lack of Reliance on Agent.

(a)          Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of Borrower, Guarantor and any other Lender in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Borrower, Guarantor and any other Lender, and, except as expressly provided in this Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loan or at any time or times thereafter.

(b)          Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement, any of the other Loan Documents or any notes or the financial or other condition of Borrower or any Guarantor. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the other Loan Documents, or the financial condition of Borrower or any Guarantor, or the existence or possible existence of any Event of Default.

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10.4        Certain Rights of Agent.

Agent shall have the right to request instructions from the Required Lenders by notice to each such Lender. If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders, and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders. Any action taken by Agent or Required Lenders hereunder, or the failure of Agent or Required Lenders to take any action hereunder, shall be binding on each of Lenders.

10.5        Reliance by Agent.

Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any of the other Loan Documents or any instrument, document or communication furnished pursuant hereto or thereto or in connection herewith or therewith. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telecopier message, electronic mail or other documentary or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for Borrower with respect to matters concerning Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

10.6        Indemnification of Agent.

To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent, in proportion to its Commitment Percentage, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any other Loan Document; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment). If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnities and cease to do, or not commence, the acts to be indemnified against, even if so directed by Required Lenders until such additional indemnification is provided. The obligations of Lenders under this Section 10.6 shall survive the payment in full of the Obligations and the termination of this Agreement.

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10.7        Agent in its Individual Capacity.

With respect to the Loan made by it pursuant hereto, Bzinfin or any subsequent Agent shall have the same rights and powers hereunder as any other Lender or holder of a note or participation interest and may exercise the same as though it was not performing the duties specified herein; and the terms “Lenders,” “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include Bzinfin or any subsequent Agent in its individual capacity. Agent may lend money to, acquire equity interests in, and generally engage in any business with Borrower, any Subsidiary or any Affiliate of any of the foregoing as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower and Guarantor for services in connection with this Agreement and otherwise without having to account for the same to Lenders, to the extent such activities are not in contravention of the terms of this Agreement.

10.8        Holders of Notes.

Agent may deem and treat the payee of any promissory note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any promissory note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such promissory note or of any promissory note or notes issued in exchange therefore.

10.9        Successor Agent.

(a)          Agent may, upon ten (10) Business Days’ notice to Lenders and Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 10.9) by giving written notice thereof to Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right, upon five (5) days’ notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then, upon five (5) days’ notice, the retiring Agent may, on behalf of Lenders appoint a successor Agent.

(b)          Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

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10.10     Collateral Matters.

(a)          Each Lender authorizes and directs Agent to enter into the other Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Required Lenders (or Agent at the direction of the Required Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or other Loan Documents which may be necessary to perfect and maintain as perfected and first priority (subject only to Permitted Liens) the Security Interest and Lien upon the Collateral granted pursuant to this Agreement and the other Loan Documents.

(b)          Agent will not, without the consent of the Required Lenders, execute any release of Agent’s security interest in substantially all of the Collateral except for releases relating to dispositions of Collateral (x) permitted by this Agreement and (y) in connection with the repayment in full of all of the Obligations by Borrower and the termination of all obligations of Agent and the Lenders under this Agreement and the other Loan Documents. Agent shall not be required to execute any such release on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty. In the event of any sale, transfer or foreclosure of any of the Collateral, Agent shall be authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

(c)          To the extent, pursuant to the provisions of this Section 10.10, Agent’s execution of a release is required to release its Lien upon any sale and transfer of Collateral which is permitted under this Agreement or consented to in writing by the Required Lenders, and upon at least three (3) Business Days’ prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred.

(d)          Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by Borrower or any Guarantor or protected or insured or that the Liens granted to Agent herein have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 10.10 or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent’s own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

(e)          In the event that any Lender receives any proceeds of any Collateral or other payments from the Borrower or any of its Subsidiaries with respect to the Obligations, including by setoff or otherwise, in an amount in excess of such Lender’s Commitment Percentage of such proceeds, such Lender shall purchase for cash (and other Lenders shall sell) interests in each of such other Lender’s Commitment Percentage as would be necessary to cause all Lenders to share the amount so set off or otherwise received with each other Lender in accordance with their respective Commitment Percentages. No Lender shall exercise any right of set off without the prior written consent of the Required Lenders and in all cases such right of setoff shall be subject to this Section 10.10(e).

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10.11     Actions with Respect to Defaults.

Agent shall take such action with respect to an Event of Default as shall be directed by the Required Lenders, subject to the Standstill Period, if any. Neither Agent nor any Lender shall have any right individually to enforce or seek to enforce this Agreement or any other Loan Document, or to accelerate the payment date of the Obligations, or to realize upon any Collateral, unless instructed to do so by the Required Lenders.

10.12     Demand.

If an Event of Default has occurred and is continuing, Agent shall make demand for repayment by Borrower and/or Guarantor of all Obligations owing by Borrower upon the written request of the Required Lenders.

XI.          WAIVERS AND JUDICIAL PROCEEDINGS

11.1       Waivers

Except as expressly provided for herein, and to the extent permitted by applicable law, Borrower hereby waives set off, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document; provided that such waivers shall not apply with respect to any Lender to the extent that any of the foregoing arise from or are attributable to a breach of a Loan Document or the Plan Support Agreement by such Lender or any of such Lender’s affiliates (other than Borrower or any of its Subsidiaries or any of their respective directors, officers or employees).

11.2       Delay; No Waiver of Defaults

No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Agent’s or any Lender’s part in enforcing any such provision shall affect the liability of Borrower or operate as a waiver of such provision or affect the liability of Borrower or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver.

11.3       Jury Waiver

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

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11.4       Amendment and Waivers

No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall (a) unless in writing and signed by each Lender directly affected thereby, do any of the following: (i) increase the amount or extend the expiration date of any Lender’s Commitment, (ii) reduce the principal of, or interest on, the Loan or other amounts payable hereunder, or (iii) postpone any date fixed for any payment of principal of, or interest on, the Loan or other amounts payable hereunder; (b) unless in writing and signed by all of the Lenders, do any of the following: (i) change the Commitment Percentage of any Lender or of the aggregate unpaid principal amount of the Loan, or the number of Lenders that shall be required for the Lenders or any of them to take any action hereunder, (ii) release all or substantially all of the Collateral or release any Guarantor from its obligations under the Guarantee and Collateral Agreement, (iii) amend this Section 11.4 or the definition of “Required Lenders”, or (iv) release Borrower from all of its obligations hereunder; or (c) unless in writing and signed by the Agent (in addition to the Lenders required above to take such action), as applicable, amend, modify or waive any provision of Section 10 hereof or affect the rights or duties of the Agent under this Agreement or any other Loan Document. In addition, no provision of this Agreement pursuant to which the GS Funds have any rights or benefits may be amended, waived, supplemented or otherwise modified without the prior written consent of the GS Funds.

11.5       Waivers of Claims; Consequential and Punitive Damages

Each party to this Agreement hereby waives to the fullest extent permitted by law all claims to consequential and punitive damages in any lawsuit or other legal action brought by any of them against any other of them in respect of any claim between them arising under this Agreement, the other Loan Documents, or any other agreement or agreements between them at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the date hereof, and all agreements made hereafter or otherwise, and any and all claims arising under common law or under any statute of any state or the United States of America, whether any such claims be now existing or hereafter arising, now known or unknown. This waiver of claims for consequential damages and punitive damages is a material element of the consideration for this Agreement.

11.6        Third Party Beneficiaries

There shall be no third-party beneficiaries of this Agreement, except (a) as contemplated by Section 13.4 and (b) the GS Funds with respect to provisions set forth in Sections 4.1(d), 4.2(g), 5.16, 6.1, 7.5, 9.1, 9.4, 11.4, 13.2 and the applicable definitions set forth in Exhibit A hereto, each of which may be enforced by each of the GS Funds as if it were a direct party to this Agreement.

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XII.        EFFECTIVE DATE AND TERMINATION

12.1       Effectiveness and Termination

Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect Agent’s or any Lender’s rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations have been fully performed and indefeasibly paid in cash in full.

12.2       Survival

All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Borrower in any Loan Document shall survive the execution and delivery of the Loan Documents, the making and funding of the Loan and any termination of this Agreement until all Obligations are fully performed and irrevocably paid in full in cash. The obligations and provisions of Sections 10.6, 11.1, 11.3, 12.1, 12.2, 13.3, 13.4, 13.7, 13.9 and 13.11 hereof shall survive termination of the Loan Documents and any payment, in full or in part, of the Obligations.

XIII.       MISCELLANEOUS

13.1       Governing Law; Jurisdiction; Service of Process; Venue

The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of law provisions. Any judicial proceeding against Borrower, Agent or any Lender with respect to the Obligations, any Loan Document or any related agreement shall be brought in the Bankruptcy Court (and in the event such Bankruptcy Court does not have jurisdiction over any matter or if it has jurisdiction but does not exercise such jurisdiction for any reason, then in any federal or state court of competent jurisdiction located in the State of New York). By execution and delivery of each Loan Document to which it is a party, Borrower (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 13.5 hereof, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens in the aforesaid courts. Nothing shall affect the right of any Lender to serve process in any manner permitted by law or shall limit the right of any Lender to bring proceedings against Borrower in the courts of any other jurisdiction having jurisdiction.

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13.2        Successors and Assigns; Assignments

(a)          Any Lender may sell, assign, transfer or negotiate its rights and obligations under this Agreement and the other Loan Documents, in whole or in part at any time upon the giving of notice to Agent and Borrower, to any other Person (other than Borrower and any Guarantor), and so long as the Plan Support Agreement remains effective, subject to the prior written consent of the GS Funds. Borrower agrees to execute any additional or replacement Notes requested by any Lender to further document any such sale, assignment, transfer or negotiation. Such assignments shall be effected by, and shall become effective upon the date of, manual execution and delivery to Agent of an Assignment and Assumption Agreement by the assigned Lender and the assignee. Any assignee or transferee of any Lender’s rights and/or obligations shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it.

(b)          Each Lender shall have the right at any time to sell one or more participations to any Person (other than Borrower and any Guarantor) in all or any part of its portion of the Loan.

(c)          Borrower shall not assign its rights or obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and permitted assigns of all the parties to this Agreement. Lenders may disclose to an assignee permitted by this Agreement such information about the Borrower and the Loan Documents as it may deem appropriate.

13.3       Application of Payments

To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent or any Lender and the Liens created hereby shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Agent or any Lender. Except as specifically provided in this Agreement, any payments with respect to the Obligations received shall be credited and applied in such manner and order as the Lenders shall decide in their sole discretion.

13.4       Indemnity

Borrower hereby agrees to indemnify, defend and hold harmless Agent and each Lender and its officers, directors, employees, agents, representatives, successors, affiliates and assigns (each, an “Indemnified Person”) in connection with any losses, claims, damages, liabilities, obligations, penalties, actions, suits, costs, charges and expenses, including reasonable attorneys’ fees, (i) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Document, or the transactions contemplated hereby or thereby, and with respect to any investigation, litigation or proceeding (including any bankruptcy, insolvency or appellate proceeding) related to this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby or the use of the proceeds of the Loan, whether or not any Indemnified Party is a party thereto and (ii) which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation, or proceeding (including any bankruptcy or insolvency proceeding) or any action taken by any Person, with respect to any environmental claim or suit arising out of or related to any property of Borrower (all of the foregoing, the “Indemnified Liabilities”). Notwithstanding the foregoing, Borrower shall have no obligation to any Indemnified Person for any Indemnified Liabilities to the extent arising from the gross negligence or willful misconduct of such Indemnified Person as determined in a final, non-appealable decision of a court of competent jurisdiction.

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13.5       Notice

Any notices and communications under any Loan Document shall be given to any party to this Agreement at such party’s address set forth beneath its signature hereto, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 13.5 hereof. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, (iii) facsimile upon telephone communication from the recipient acknowledging receipt, or (iv) electronic transmission of notices and communications during normal business hours upon further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient).

13.6       Severability; Captions; Counterparts; Facsimile Signatures

If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

13.7       Expenses

Borrower shall be responsible for, and agree to pay, all reasonable costs and expenses incurred by Lenders, including, without limitation, due diligence, transportation, computer, duplication, appraisal, audit (including per diems), insurance, consultant, search, filing and recording fees and all other reasonable out-of-pocket expenses incurred by the Lenders (including the reasonable fees and expenses of counsel, accountants and other professionals and advisors to each of the Lenders), as well as all reasonable expenses of the Lenders in connection with the restructuring of the Borrower, the Chapter 11 Case, and the negotiation, administration, monitoring and enforcement of the Loan Documents and/or any related agreements, documents or instruments. Such costs and expenses shall be deemed part of the Obligations and shall not be payable until the date the Agent or the Required Lenders deliver to the Borrower a notice of an Event of Default and declare the Obligations due and payable (in accordance with the requirements set forth in this Agreement). In the event the Interim Financing Order is not effectuated due to no fault of the Lenders, the Lenders shall have the right to seek reimbursement of all reasonable costs and expenses incurred by it with respect to the Loan as an administrative expense of the Borrower’s estate pursuant to Bankruptcy Code Section 503(b).

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13.8       Entire Agreement

This Agreement, the Financing Orders and the other Loan Documents constitute the entire agreement between Borrower, Agent and Lenders with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by Borrower, Agent and Lenders as appropriate.

13.9       Set Off

In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, to the fullest extent permitted by law, with reasonably prompt subsequent notice to Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived), subject to Section 10.10(e) hereof, to set off and to appropriate and to apply any and all (a) balances (general or special, time or demand, provisional or final) held by such Lender or such holder for the account of Borrower (regardless of whether such balances are then due to Borrower), and (b) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of Borrower, against and on account of any of the Obligations which are not paid when due; provided, however, that the failure to give notice to Borrower or to any other Person shall not affect the validity of such set-off and application.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties has executed this Loan Agreement as of the date first written above.

BORROWER:		ENER1, INC.

	By:	/s/ Alex Sorokin
Name: Alex Sorokin
Title: CEO

Address:

Address:

1540 Broadway
New York, NY 10036
Attn.:
Fax:

1

AGENT:		BZINFIN S.A.

	By:	/s/ Patrick T. Bittel
Name: Patrick T. Bittel
Title: Proxyholder

Address:

Avocat
Budin & Associés
20, Rue Jean Sénebier
CP 166
1211 Genève 12
Tél: 022 818 08 08
Fax: 022 818 08 15
Email: patrick.bittel@budin.ch

LENDERS:		BZINFIN S.A.

	By:	/s/ Patrick T. Bittel
Name: Patrick T. Bittel
Title: Proxyholder

Address:

Avocat
Budin & Associés
20, Rue Jean Sénebier
CP 166
1211 Genève 12
Tél: 022 818 08 08
Fax: 022 818 08 15
Email: patrick.bittel@budin.ch

EXHIBIT A

DEFINITIONS

“Affiliate” or “affiliate” shall mean, as to any Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above with respect to such Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as the same is in effect on the date hereof) of ten percent (10%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

“Agreement” shall have the meaning assigned to it in the introductory paragraph hereof.

“Applicable Margin” shall mean seven percent (7.00%) per annum.

“Assignment” shall mean the assignment agreement made by the Borrower to the Agent and the Lenders of the note and other loan documents evidencing the loan by the Borrower to the EnerDel, Inc.

“Assignment and Assumption Agreement” shall mean an assignment and assumption with respect to the Commitments and/or Loans of any Lender substantially in the form of Exhibit G attached hereto.

“Bankruptcy Code” shall mean title 11 of the United States Code.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of New York.

“Bzinfin” shall have the meaning assigned to it in the introductory paragraph hereof.

“Budget” shall mean Borrower’s thirteen (13) week cash flow budget showing projected operating disbursements, payroll disbursements, non-operating disbursements and cash balances (with detail as to sources of cash receipts and identification of cash disbursements) delivered to Lenders pursuant to this Agreement, covering the period commencing on the Petition Date and ending on April 27, 2012, 2012. The Budget shall be substantially in the form of Exhibit D attached hereto, with such modifications (if any) agreed to by the Required Lenders and the GS Funds, in each case, in their reasonable discretion.

1

“Business” shall mean the business engaged in by Borrower and its Subsidiaries on the Closing Date.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a “capital lease” on the balance sheet of such Person in accordance with GAAP.

“Capital Lease Obligation” shall mean all obligations of a Person under Capital Leases, in each case taken at the amount thereof accounted for as a liability in accordance with GAAP.

“Carveout” means the claims of the following parties for the following amounts: (i) after the Termination Date, any fees or expenses incurred by the Borrower’s professionals for services rendered on or before the Termination Date that have been incurred but remain unpaid, if any, plus an additional $1,000,000 which fees and expenses have been or subsequently are approved by a final order of the Bankruptcy Court pursuant to sections 326, 328, 330, or 331 of the Bankruptcy Code, provided, however, that nothing herein shall be construed to impair the ability of any party to object to the fees, expenses, reimbursement or compensation described above, provided, further, that the foregoing amounts described hereinabove shall not include any fees or expenses incurred in the prosecution of any litigation or the assertion of any claims raised against or with respect to the Agent, the Lenders or the Collateral, plus (ii) quarterly fees required to be paid to the Office of the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6), and (iii) any fees payable to the Clerk of the Bankruptcy Court.

“Change in Control” shall mean any of the following events: (i) if the power to direct or cause the election of a majority of Borrower’s Board of Directors or equivalent governing body, is, after the Closing Date, transferred to, or acquired by, a Person (or related Persons) who did not possess such power prior to the Closing Date, or (ii) all or substantially all of the assets of Borrower, or Borrower and its Material Subsidiaries taken as a whole, is acquired by any Person or Persons.

“Chapter 11 Case” means the voluntary prenegotiated or prepackaged chapter 11 case under the Bankruptcy Code that may be commenced by Borrower in the Bankruptcy Court.

“Closing Date” shall mean the first Business Day on or after the entry of the Interim Financing Order when all conditions to the initial Revolving Advance are satisfied or waived by the Required Lenders.

“Commitment” shall mean, as to any Lender, such Lender’s commitment to make the loan under this Agreement.

“Commitment Percentage” shall mean, as to any Lender, (i) on the Closing Date, the percentage set forth opposite such Lender’s name on Schedule 2.1 attached hereto and (ii) on any date following the Closing Date, the percentage equal to the principal amount of the Loan held by such Lender on such date divided by the aggregate principal amount of the Loan on such date.

2

 “Consent, Waiver and Acknowledgement of Existing Creditors” shall mean the Consent, Waiver and Acknowledgement of Bzinfin, S.A. and the holders of Borrower’s 8.25% Senior Unsecured Notes due July 1, 2013, whereby the parties thereto shall (i) consent to the incurrence of the Obligations under this Agreement by Borrower, and (2) acknowledge that the Obligations under this Agreement shall not be subject to the terms and conditions of that certain Subordination Agreement dated September 12, 2011 by and between Bzinfin, S.A. and the holders of Borrower’s 8.25% Senior Unsecured Notes due July 1, 2013.

“Contingent Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intending to guaranty any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or to hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Copyrights” shall mean, as to any Person, all of such Person’s now existing or hereafter acquired right, title, and interest in and to: (i) copyrights, rights and interests in copyrights, works protectable by copyright, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, and (ii) all renewals of any of the foregoing.

“Debtor Relief Law” shall mean, collectively, the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

“Default” shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or be or result in an Event of Default.

3

“Default Rate” shall have the meaning assigned to it in Section 2.2 of this Agreement.

“Del” shall mean EnerDel, Inc., a Delaware corporation.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Effective Date” means the date upon which the Plan has become effective.

“Environmental Laws” shall mean, collectively and each individually, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other “Superfund” or “Superlien” law and all other federal, state and local and foreign environmental, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the legally-binding rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.

“Event of Default” shall mean the occurrence of any event set forth in Article VIII of this Agreement.

“Final Financing Order” means a final order of the Bankruptcy Court pursuant to section 364 of the Bankruptcy Code, approving this Agreement, the other Loan Documents, confirming the Interim Financing Order, and authorizing on a final basis the incurrence by the Borrower of permanent post-petition secured and super priority indebtedness in accordance with this Agreement, and as to which no stay has been entered and which has not been reversed, modified, vacated or overturned, in substantially the form of Exhibit E hereto or otherwise reasonably acceptable to the Required Lenders in form and substance.

“Financial Advisors” means Houlihan Lokey or such other financial advisors selected by the Borrower and acceptable to the Lenders.

“Financing Orders” shall mean each and both the Interim Financing Order and the Final Financing Order.

“First Day Orders” shall mean all orders entered by the Bankruptcy Court in the Chapter 11 Case based on motions filed on the Petition Date.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms, or the equivalent standard in foreign jurisdictions applicable to any of Borrower’s Subsidiaries with a jurisdiction of formation outside the United States.

4

“Governmental Authority” shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

“Guarantor” shall mean Del and each of Borrower’s other direct domestic Material Subsidiaries listed on Schedule 2.2 attached hereto.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement executed by Borrower and each Guarantor in favor of Agent, for the benefit of Lenders, guaranteeing and securing the obligations of Borrower hereunder and each Guarantor thereunder, in form and substance reasonably satisfactory to the Required Lenders.

“Hazardous Substances” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes or hazardous or toxic substances as defined in or subject to any applicable Environmental Law.

“Indebtedness” of any Person shall mean, without duplication, (a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the balance sheet of such Person as of the date as of which Indebtedness is to be determined (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business that are not past due and which are classified as short term liabilities in accordance with GAAP), including any lease which, in accordance with GAAP would constitute indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) reimbursement obligations in respect of letters of credit issued for the account of such Person, (d) Capital Lease Obligations and the principal portion of synthetic leases, (e) Contingent Obligations of such Person, (f) interest rate protection agreements and (g) all of the foregoing of any partnership or joint venture to the extent such Person is legally obligated therefor.

“Intellectual Property” shall mean all present and future: trade secrets, know-how and other proprietary information; Trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; Copyrights (including Copyrights for computer programs) and all tangible and intangible property embodying the Copyrights, unpatented inventions (whether or not patentable); Patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

5

“Intercompany Loan” shall mean the intercompany loan to be made by Borrower in favor of Del on or about the Closing Date in an amount not to exceed $4,500,000, which loan shall be assigned to Agent, for the benefit of Lenders.

“Interest Payment Date” shall mean the last day of each Interest Period and the Repayment Date.

“Interest Period” shall mean, with respect to any Loan bearing interest at LIBOR, initially the period commencing on the Closing Date and ending one month thereafter and thereafter, each period commencing on the last day of the next preceding Interest Period and ending one month; provided, that if any Interest Period for a LIBOR Loan would otherwise end on a day which is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding LIBOR Business Day.

“Interim Financing Order” means that certain order entered by the Bankruptcy Court in substantially the form of Exhibit C hereto or otherwise reasonably acceptable to the Required Lenders in form and substance.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit H attached hereto.

“LIBOR” shall mean, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the higher of (i) one and one-half percent (1.50%) per annum and (ii) the rate of interest which is published as the “London interbank offered rate” for deposits with an interest period of one month posted on the Money Rates page of the Market Data section of The Wall Street Journal. If The Wall Street Journal does not publish the LIBOR or Agent determines in good faith that the rate so published no longer accurately reflects the rate available to Agent in the London Interbank Market or if such rate no longer exists or no longer accurately reflects the rate available to Agent in the London Interbank Market, Agent may in consultation with Lenders and Borrower select a replacement rate or replacement source, as the case may be.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, transfer or other restriction, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

“LIBOR Business Day” shall mean a day which is a Business Day and on which dealings in Dollar deposits may be carried out in the London Interbank Market.

“Loan” shall have the meaning set forth in Section 2.1 of this Agreement.

“Loan Documents” shall mean, collectively and each individually, this Agreement, the Notes, the Security Documents, the Financing Orders and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Lender in connection with any of the foregoing or the Loan, as the same may be amended, modified or supplemented from time to time.

6

 “Material Adverse Effect” or “Material Adverse Change” shall mean, excluding the event of the filing of the Bankruptcy Case, any event, condition, obligation, liability or circumstance or set of events, conditions, obligations, liabilities or circumstances or any change(s) which (i) has, had or could reasonably be expected to have any material adverse effect upon or change in the validity or enforceability of any Loan Document or the “Collateral” (as such term is defined in any of the Security Documents or the Guarantor Security Documents), (ii) has been or could reasonably be expected to be material and adverse to the business, operations, properties, assets, liabilities or condition of Borrower and its Material Subsidiaries, taken as a whole, or (iii) has materially impaired or could reasonably be expected to materially impair the ability of Borrower or any Guarantor to perform its obligations or to consummate the transactions under any of the Loan Documents to which it is a party.

“Material Subsidiary” shall mean all Subsidiaries of Borrower except EnerDel Japan, Inc., a Japanese corporation, Ener1 Battery Company, a Florida corporation, Ener1 Europe, S.A.S., a French corporation, Ener1 Russia, a Russian corporation, and Boca Research International, Inc.

“Maturity Date” shall mean the date that is 90 days after the Petition Date.

“Maximum Amount” shall mean $20,000,000.

“Note(s)” shall have the meaning set forth in Section 2.1 of this Agreement.

“Note Holders” shall mean, collectively, the holders of all of Borrower’s outstanding 8.25% senior unsecured notes due July 1, 2013.

“Obligations” shall mean all present and future obligations, Indebtedness and liabilities of Borrower to Lenders at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under any of the Loan Documents or otherwise relating to the Loan including, without limitation, interest, all applicable fees, charges and expenses and/or all amounts paid or advanced by Lenders on behalf of or for the benefit of Borrower or any Guarantor for any reason at any time, including in each case obligations of performance as well as obligations of payment, and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person.

“Patents” shall mean, with respect to any Person, all of such Person’s now existing or hereafter acquired right, title and interest in and to: (i) all patents, patent applications, inventions, invention disclosures and improvements, and all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, and all research and development relating to the foregoing; and (ii) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.

7

“Patent Security Agreement” shall mean the Patent Security Agreement executed by Borrower and Guarantors in favor of Agent, for the benefit of Lenders.

“Permit” shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations and approvals.

“Permitted Indebtedness” shall mean Indebtedness of Borrower permitted under Section 7.1 of this Agreement.

“Permitted Liens” shall mean Liens of Borrower permitted under Section 7.2 of this Agreement.

“Permitted Variance” shall have the meaning set forth in Section 6.1 of this Agreement.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

“Petition Date” shall have the meaning set forth in the recitals of this Agreement.

“Plan” means the Borrower’s Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code set forth in Exhibit A to the Plan Support Agreement and all schedules and exhibits thereto or referenced therein, as it may be amended, modified or supplemented from time to time in accordance with the provisions of the Plan, the Bankruptcy Code and the terms of the Plan Support Agreement or otherwise reasonably acceptable to the Required Lenders in form and substance. .

“Plan Support Agreement” shall mean that certain Restructuring, Lock-Up and Plan Support Agreement dated January 26, 2012 among the Borrower, Bzinfin, the Note Holders and Itochu Corporation.

“Pre-Petition Agent” shall mean the “Agent” as such term is defined in the Pre-Petition Credit Agreement.

“Pre-Petition Credit Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Pre-Petition Lenders” shall mean the “Lenders” as such term is defined in the Pre-Petition Credit Agreement.

“Pre-Petition Loan Documents” shall mean the Pre-Petition Credit Agreement and each of the “Loan Documents” as defined therein.

“Pre-Petition Obligations” shall have the meaning set forth in the recitals of this Agreement.

8

 “Repayment Date” shall mean the earliest of (i) Agent’s or Required Lenders’ demand of payment of amounts outstanding under the Loan Documents and other Obligations upon the occurrence and during the continuance of an Event of Default, (ii) the date of acceleration of the Obligations pursuant to Section 8(i) or Section 8(j) hereof, or (iii) the Maturity Date.

“Required Lenders” shall mean Lenders holding at least sixty-six and two-thirds percent (66.2/3%) of the Commitment Percentages; provided that to the extent that on any date of determination during the Standstill Period any GS Fund has any outstanding Loan or any other Obligations owed to it, the “Required Lenders” shall include such GS Fund during the Standstill Period.

“Revolving Advances” shall have the meaning assigned to it in Section 2.1 of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Guarantee and Collateral Agreement, the Patent Security Agreement, the Trademark Security Agreement and any other security document entered into to secure the Obligations of Borrower or the Guarantors under the Loan Documents.

“Standstill Period” shall mean the period commencing on the date upon which an Event of Default has occurred and is continuing and ending on the earliest of (a) (i) the failure of the GS Funds to execute and deliver a Joinder Agreement pursuant to Section 9.4, or (ii) if the GS Funds execute and deliver such Joinder Agreement then at any time thereafter, if a Revolving Advance is requested by Borrower in accordance with the Budget, the date upon which the GS Funds fail to fund their portion of the Revolving Advances pursuant to Section 9.4 notwithstanding the willingness of Bzinfin to fund its portion thereof, (b) the Maturity Date and (c) the date of termination of the Plan Support Agreement in accordance with its terms.

“Subordination Agreement” shall mean that certain Subordination Agreement dated September 12, 2011 by and among Bzinfin S.A. and the Note Holders.

“Subsidiary” shall mean, (i) as to Borrower, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by Borrower or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries.

“Termination Date” shall mean the date upon which the Agent or the Required Lenders deliver written notice that they are terminating the Lenders’ obligation to make Revolving Advances under this Agreement as a result of the occurrence of an Event of Default.

“Trademark Security Agreement” shall mean the Trademark Security Agreement executed by Borrower and Guarantors in favor of Agent, for the benefit of Lenders.

9

“Trademarks” shall mean, with respect to any Person, all of such Person’s now existing or hereafter acquired right, title, and interest in and to: (i) all of Borrower’s trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, designs, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country; and (ii) all renewals thereof.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

10

EXHIBIT B

FORM OF NOTE

$[__________]	January 27, 2012

FOR VALUE RECEIVED, ENER1, INC., a Florida corporation and a debtor and debtor-in-possession pursuant to Chapter 11 of Title 11 of the United States Code (“Borrower”), hereby promises to pay to the order of [_________________________] (“Lender”), on the Repayment Date (as defined in the DIP Loan Agreement referred to below), in lawful money of the United States of America and in immediately available funds, the greater of [_________________________________] Dollars ($[____________]), or unpaid principal balance as may be due and owing under this Note, together with unpaid interest, payable at the same rate provided for and applicable to the “Loan” as defined in that certain Debtor in Possession Loan Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Loan Agreement”), by and among Borrower, Bzinfin S.A. (“Bzinfin”), together with any other Person that may become a lender thereunder after the date thereof pursuant to Section 13.2(a) thereof, each a “Lender” and collectively, the “Lenders”), and Bzinfin, as agent (“Agent”) for the Lenders.

The holder of this Note is authorized to record in its books and records, the date and principal amount of the loan evidenced hereby, the date and amount of each payment or prepayment of principal thereof and the interest rate with respect thereto. Such recordation shall constitute prima facie evidence of the accuracy of the information endorsed, provided that the failure of Lender to make such recordation shall not affect the obligations of Borrower hereunder.

This note is one of the Notes referred to in the DIP Loan Agreement and is entitled to the benefits thereof. This Note is secured by the collateral described in the Security Documents referred to in the DIP Loan Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds to Lender, by wire transfer in immediately available funds to such account as may be indicated in writing by Lender to Borrower or at such other place as shall be designated in writing to Borrower for such purpose.

Upon the occurrence and during the continuance of an Event of Default under and as defined in the DIP Loan Agreement, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner provided in the DIP Loan Agreement.

No reference herein to the DIP Loan Agreement and no provision of this Note or any other agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective time, and in the currency herein prescribed, without any deduction for set-off, recoupment or counterclaim of any kind.

Borrower promises to pay all reasonable costs and expenses, including reasonable attorneys’ fees incurred in the collection and enforcement of this Note. Borrower hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

ENER1, INC.

a Florida corporation and a debtor and debtor-in-possession pursuant to Chapter 11 of Title 11 of the United States Code

By:

Name:

Title:

EXHIBIT C

INTERIM FINANCING ORDER

EXHIBIT D

BUDGET

Cash Forecast Ener1 and EnerDel

Week ending	1/27/2012	2/3/2012	2/10/2012	2/17/2012	2/24/2012	3/2/2012	Confirmation	3/9/2012	3/16/2012	3/23/2012	3/30/2012	4/6/2012	4/13/2012	4/20/2012	4/27/2012

Ener1
Receipts	400				3,090						3,055

Outflows:
Payroll
Vendors	(600)						(750)
Professional Fees and Contracts		(175)					(600)
Debt payments							(3,167)
WanXiang JV

	(200)	(175)	0	0	3,090	0		0	0	0	3,055	0	0	0	0

Transfers (from)to Ener1
EnerDel	(2,850)	200	(1,400)	(1,500)	(1,000)	(1,000)		(2,000)	(2,000)	(1,700)		(2,000)		(1,000)
EnerFuel	(90)	(25)	(90)	(25)	(90)	(25)		(90)	(25)	(90)	(25)	(90)	(25)	(90)	(25)
Nano
Japan
Korea
	(2,940)	175	(1,490)	(1,525)	(1,090)	(1,025)		(2,090)	(2,025)	(1,790)	(25)	(2,090)	(25)	(1,090)	(25)

Beginning cash balance	1,343	1,193	1,193	703	678	2,678		6,846	4,756	2,731	941	3,971	1,881	1,856	766
Net Cash Receipts/Disbursements	(200)	(175)	0	0	3,090	0		0	0	0	3,055	0	0	0	0
Bridge Repayment and fees	(7,510)						(1,290)
DIP and/or Exit financing	10,500		1,000	1,500			11,000
Transfers(from)to Ener1	(2,940)	175	(1,490)	(1,525)	(1,090)	(1,025)		(2,090)	(2,025)	(1,790)	(25)	(2,090)	(25)	(1,090)	(25)
Ending cash balance	1,193	1,193	703	678	2,678	1,653	6,846	4,756	2,731	941	3,971	1,881	1,856	766	741

EnerDel
Receipts - AR	1,526	100			1,093						805			452	945
Receipts - FSK2		2,000

Outflows:
Payroll	(830)	(130)	(830)	(130)	(830)	(130)		(1,330)	(1,305)	(830)	(130)	(830)	(130)	(830)	(130)
Vendor payments:	(650)	(652)	(857)	(1,310)	(560)	(452)		(607)	(800)	(740)	(430)	(597)	(300)	(365)	(300)
Utilities			(250)					(250)					(250)
Real Estate Leases			(180)					(180)				(180)
Bargain Purchase Option
WanXiang
Ener Fuel
Fund to Ener1 Korea	(2,000)	(75)	(75)	(75)	(75)	(75)		(75)	(75)	(75)	(75)	(75)	(75)	(75)	(75)
Net inflow/(outflow)	(1,954)	1,243	(2,192)	(1,515)	(372)	(657)		(2,442)	(2,180)	(1,645)	170	(1,682)	(755)	(818)	440

Beginning cash balance	155	1,051	2,094	1,302	1,287	1,915		2,258	1,816	1,636	1,691	1,861	2,179	1,424	1,606
Net Cash Receipts/Disbursements	(1,954)	1,243	(2,192)	(1,515)	(372)	(657)		(2,442)	(2,180)	(1,645)	170	(1,682)	(755)	(818)	440
Transfers(from)to EnerDel	2,850	(200)	1,400	1,500	1,000	1,000		2,000	2,000	1,700	0	2,000	0	1,000	0
Ending cash balance	1,051	2,094	1,302	1,287	1,915	2,258		1,816	1,636	1,691	1,861	2,179	1,424	1,606	2,046

Fuel & Nano Net Rec/Disb	(25)	(25)	(25)	(25)	(25)	(25)		(25)	(25)	(25)	(25)	(25)	(25)	(25)	(25)
Total Net Cash Rec/Disb	(2,179)	1,043	(2,217)	(1,540)	2,693	(682)		(2,467)	(2,205)	(1,670)	3,200	(1,707)	(780)	(843)	415

Ener1	1,193	1,193	703	678	2,678	1,653		4,756	2,731	941	3,971	1,881	1,856	766	741
EnerDel	1,051	2,094	1,302	1,287	1,915	2,258		1,816	1,636	1,691	1,861	2,179	1,424	1,606	2,046
E1 Chase	0	0	0	0	0	0		0	0	0	0	0	0	0	0
Del Visa	3	3	3	3	3	3		3	3	3	3	3	3	3	3
Fuel	14	14	14	14	14	14		14	14	14	14	14	14	14	14
Fuell Visa	4	4	4	4	4	4		4	4	4	4	4	4	4	4
Nano	4	4	4	4	4	4		4	4	4	4	4	4	4	4
Citibank08
Citibank03
Citibank72
Citibank19
Citibank27
Citibank35
Citibank43
Citibank51
Total Cash	2,269	3,312	2,030	1,990	4,668	3,936		6,597	4,392	2,657	5,857	4,085	3,305	2,397	2,812
Actual Cash Report Balance or Forecast	2,269	3,312	2,030	1,990	4,618	3,936	9,129	6,597	4,392	2,657	5,857	4,085	3,305	2,397	2,812
out of bal	0	0	0	0	50	0		0	0	0	0	0	0	0	0

Cumulative DIP	10,500	10,500	11,500	13,000	13,000	13,000
Cumulative Exit financing funding								11,000	11,000	11,000	11,000	11,000	11,000	11,000	11,000

FSK Contingency (2)
FSK collection	400	2,000	0	0	3,090	0
Cummulative FSK collection	400	2,400	2,400	2,400	5,490	5,490

Contingency DIP excluding FSK collections	10,900	12,900	13,900	15,900	18,990	18,990

(1) Interest on DIP financing (approx $70) excluded from schedule

(2) DIP financing if FSK receipts in budget not received during DIP period

EXHIBIT E

FINAL FINANCING ORDER

EXHIBIT F

FORM OF CONFIRMATION OF REVOLVING ADVANCE REQUEST

Ener1, Inc.

1540 Broadway

 New York, NY 10036

[______________], 2012

Bzinfin, S.A.

Avocat

Budin & Associés

20, Rue Jean Sénebier

CP 166

1211 Genève 12

Re:     Confirmation of Revolving Advance Request

Ladies and Gentlemen:

Reference is made to that certain Debtor in Possession Loan Agreement, dated as of January 27, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Loan Agreement”), by and among ENER1, INC., a Florida corporation, a debtor and debtor-in-possession pursuant to Chapter 11 of Title 11 of the United States Code (“Borrower”), Bzinfin S.A. (“Bzinfin”, together with any other Person that may become a lender thereunder after the date thereof pursuant to Section 13.2(a) thereof, each a “Lender” and collectively, the “Lenders”), and Bzinfin, as agent (“Agent”) for the Lenders. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the DIP Loan Agreement.

Pursuant to Section 2.2.(b) of the DIP Loan Agreement, the undersigned hereby confirms that the request for a Revolving Advance in the amount of $[________] made on [___________] is accurate, necessary and correct in conformance with the Budget.

ENER1, INC.

By:
Name:
Title:

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:	______________________

2.	Assignee:	______________________ Markit Entity Identifier (if any): ______________________

3.	Borrower(s):	ENER1, Inc.

4.	Agent:	Bzinfin S.A., as agent under the Loan Agreement

5.	Loan Agreement:	The Debtor in Possession Loan Agreement dated as of January 27, 2012 among ENER1, INC., the Lenders party thereto from time to time and Bzinfin S.A., as Agent.

6.	Assigned Interest[s]:

	Aggregate Amount of Commitments for all Lenders		Amount of Commitment Assigned	Percentage Assigned of total Commitments1
$		$			%
$		$			%
$		$			%

Effective Date: ______________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.          Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitments of all Lenders thereunder.

EXHIBIT G-2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to:[2]

LIBERTY HARBOR SPECIAL INVESTMENTS, LLC

By:
Title:

GOLDMAN SACHS PALMETTO STATE CREDIT FUND, L.P.

By:
Title:

[2]	To the extent required under Section 13.2(a) of the Loan Agreement.

EXHIBIT G-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

1.1	Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2	Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (iv) it has received a copy of the Loan Agreement and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, and (v) it has, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest; and (b) agrees that (i) it will, independently and without reliance on Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.	Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

2.1	From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.	General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

[Remainder of page intentionally left blank]

EXHIBIT H

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”), by and among the parties set forth on the signature pages hereto, is dated as of [____________].

Reference is made to that certain Debtor in Possession Loan Agreement, dated as of January 27, 2012 (the “Loan Agreement”), by and among ENER1, INC., as borrower (the “Borrower”), the Lenders from time to time party thereto, and Bzinfin S.A., as agent for the Lenders (the “Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement

The undersigned, the GS Funds, have indicated their desire to become Lenders pursuant to Section 9.4 of the Loan Agreement. Accordingly, GS Funds hereby agrees as follows:

1.           Each GS Fund hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it will be deemed to be a party to the Loan Agreement, as of the Effective Date (as defined below), and a Lender for all purposes of the Loan Agreement and the other Loan Documents, and shall be entitled to the full benefit of, and be required to fulfill the obligations (other than Commitments) of a Lender under, this Agreement and the other Loan Documents to the extent Lenders have benefits and obligations hereunder and under the other Loan Documents all commencing as of the Effective Date. The Commitment of each GS Fund shall be zero Dollars ($0.00). The GS Funds shall have no obligation to make Revolving Advances but each GS Fund may elect, in its sole discretion, to fund a portion of any Revolving Advances pursuant to and as set forth in Section 9.4 of the Loan Agreement.

2.           Following the execution of this Joinder Agreement, it will be delivered to the Agent, and the Agent shall notify the Borrower and the other Lenders of the same. The effective date (“Effective Date”) of this Joinder Agreement shall be the date indicated in the preamble above.

3.           This Joinder Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Joinder Agreement by telecopier or email shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

4.           The parties hereto agree that this Joinder Agreement shall be one of the Loan Documents and shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of law provisions.

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed as of the date first above written.

Commitment: $0.00	liberty harbor special
investments, llc,
as Lender

By:
Name:
Title:

Commitment: $0.00	GOLDMAN SACHS PALMETTO STATE
CREDIT FUND, L.P.,
as Lender

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BZINFIN S.A.,
as Agent

By:
Name:
Title:

Schedule 2.1

Commitments

Lender	Commitment	Commitment Percentage
Bzinfin	$20,000,000	100%

Schedule 2.2

Guarantors

EnerDel, Inc., a Delaware corporation

EnerFuel, Inc., Delaware corporation

NanoEner, Inc., a Florida corporation

schedule 5.3

Subsidiaries

EnerDel, Inc. (DE)

EnerFuel, Inc. (DE)

Emerging Power, Inc. (NJ)(wholly owned subsidiary of Ener1 Korea, Inc.)

TVG Saehan Holdings (Federal Territories of Labuan, Malaysia)

TVG SEI Holdings (BVI)

Ener1 Korea, Inc. (South Korea) (94% owned by TVG Saehan Holdings and TVG SEI Holdings)

Non-Operating Subs

NanoEner, Inc. (FL)

Ener1 Battery Company (FL)

EnerDel Japan, Inc. (Japan)

Ener1 Europe, S.A.S. (France)

Ener1 Russia (Russia)

Boca Research International, Inc. (USVI)

Schedule 5.4

Real Property

Owned Real Property

Ener1 Korea, Inc.

710-3Yongtan-dong,

Chungju-si,Chungbuk, Korea

Ener1 Korea, Inc.

710-9Yongtan-dong,

Chungju-si,Chungbuk, Korea

Ener1 Korea, Inc.

715-1Yongtan-dong,

Chungju-si,Chungbuk, Korea

Ener1 Korea, Inc.

1120-4Yongtan-dong,

Chungju-si,Chungbuk, Korea

Leased Real Property

EnerDel, Inc.

8750 N. Hague Road

Building 4

Indianapolis, IN 46256

EnerDel, Inc.

15425 Herriman Blvd.

Nobelsville, IN 46060

Ener1, Inc.

Axcess 70

3023 N. Distribution Way

Mount Comfort, IN 46140

Ener1, Inc./NanoEner, Inc.

1451 W. Cypress Creek Road

Suite 310

Fort Lauderdale, FL 33309

Ener Fuel, Inc.

1501 Northpoint Parkway

Suite 101

West Palm Beach, FL 33407

Ener1, Inc.

1540 Broadway,

New York, NY

Emerging Power, Inc.

200 Holt Street

Hackensack, NJ

Schedule 5.6

Pending/Threatened Litigation

On August 18, 2011, two putative class action lawsuits were filed against the Borrower and certain of its officers and directors in the United States District Court for the Southern District of New York (Beckman v. Ener1, Inc. et al., No. 11-CV-5794 (S.D.N.Y.); and Neufeld v. Ener1, Inc., et al., No. 11-CV-5795 (S.D.N.Y.)). On August 26, 2011, a third putative class action lawsuit was filed against the same defendants in the United States District Court for the Southern District of New York (Foster v. Ener1, Inc., et al., No. 11-CV-6040 (S.D.N.Y.)).  The complaints in each of these actions seek damages on behalf of persons who purchased Ener1 securities between January 10, 2011 and August 15, 2011. The complaints assert claims under the Securities Exchange Act of 1934 for alleged material misrepresentations and omissions in the Borrower’s public disclosures during the putative class period, and in particular disclosures relating to the Borrower’s loans to, and receivables with, Think Holdings.  On October 17, 2011, three competing motions for appointment of lead plaintiff were filed. Each of the proposed lead plaintiff groups has also requested that the three lawsuits be consolidated. We expect these actions to be consolidated and for the lead plaintiff, once appointed, to file a consolidated amended complaint.  The plaintiffs in each of the three actions have agreed that no response from the defendants is necessary until after the appointment of a lead plaintiff and the filing of a consolidated amended complaint.

Letter dated October 28, 2011 from Applied Materials Inc. to EnerDel, Inc. relating to that certain Production System Feedback and Discount Agreement dated Mach 14, 2011 (the “Production Agreement”) stating that EnerDel, Inc. has failed to make a payment of $375,000 as required under the Production Agreement.

Letter dated September 30, 2011 from Dana Holding Corporation on behalf of Dana Canada Corporation Thermal Products – Long Mfg. Holding Corporation to EnerDel, Inc. for payment of $168,300.00 relating to that certain purchase order from May 3, 2011, Invoice 024595C.

In the litigation entitled Kiryung Electronics Co., Ltd. v. Ener1 Korea, Inc. a Korean court ruled against Ener1 Korea, Inc. and assessed damages of approximately $1.08 million (US). Ener1 Korea, Inc. is currently appealing this ruling. The Seoul High Court is scheduled to issue a judgment on January 27, 2012.

On October 17, 2011, the Borrower received a Staff Determination Letter from the NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Borrower did not comply with NASDAQ’s filing requirements as a result of its failure to timely file its form 10-Q for the period ended June 30, 2011. Additionally, NASDAQ staff had determined that the September 12, 2011 amendment to the Borrower’s Line of Credit Agreement with Bzinfin S.A., dated June 29, 2011 violated NASDAQ’s shareholder approval requirements contained in Listing Rules 5635(c) and (d). Trading of the Borrower’s common stock was thereafter suspended on or about October 28, 2011.

Schedule 5.8

Tax Returns; Governmental Reports

N/A

Schedule 5.10

Compliance with Law; Business

Borrower failed to file its required 10Qs with the SEC for the fiscal quarter ending June 30, 2011 and the fiscal quarter ending September 30, 2011.

Schedule 5.14

Existing Indebtedness; Investments, Guarantees and Certain Contracts

Any indebtedness arising pursuant to that certain Joint Venture Agreement by and between Ener1, Inc. and Wanxiang EV Co. Ltd. dated January 17, 2011.

Company	Holder	Status	Description	Balance as of December 31, 2011 (in thousands)
Ener1, Inc.	Goldman	Unsecured	8.25% Senior unsecured convertible notes due July 2013	$61,348
Ener1, Inc.	Itochu	Unsecured	6.0% Senior convertible notes due August 2015	$10,212
Ener1, Inc.	Bzinfin	Unsecured	9.0% Convertible line of credit due July 2013	$11,914
E1 Korea, Inc.***	Korea Exchange	Secured	Trade financing agreement due June 2012	$6,621
E1 Korea, Inc.	Korea Exchange	Secured	Equipment loan due October 2011	$3,909
E1 Korea, Inc.	Woori Bank	Secured	Usance due May 2012	$24
E1 Korea, Inc.	Woori Bank	Secured	Trade financing agreement due April 2012	$2,169
E1 Korea, Inc.	Shinhan Bank	Secured	Trade financing agreement due March 2012*	$3,478
Emerging Power, Inc.	Citi Bank	Secured	Line of credit due April 2012**	$2,910
E1 Korea, Inc.	Bondholders	Unsecured	Convertible bond due	$2,225
EnerDel, Inc.	Various	Secured	Capital lease (including BPO)	$750
EnerDel, Inc.	AFCO	Unsecured	Insurance premiums financed (D & O)	$0
EnerDel, Inc.	Willis Insurance	Unsecured	Insurance premiums financed (PCL and WC)	$0

*Obligation of Ener1 Korea, Inc. to Shinhan Bank is guaranteed by Ener1, Inc.

** Obligation of Emerging Power, Inc. to Citi Bank is guaranteed by Ener1, Inc. and Ener1 Korea, Inc.

*** Additional information regarding indebtedness owing by Ener1 Korea, Inc. is set forth on the below chart.

Ener1 Korea, Inc. (additional detail regarding indebtedness)

LIABILITIES	IN KRW
Current liabilities
Trade Payables	4,477,586,094
Short-term Borrowings	12,729,041,929
Non-trade Payables	544,749,462
Withholdings	61,087,130
Advances from Customers	131,488,725
Accrued Expenses	1,416,166,147
Current Portion of Long-term Liabilities	5,000,000,000
Current liabilities Total	24,360,119,487
Non-current liabilities
Convertible Bonds	2,112,575,120
Redemption Premium Of Convertible Bond	1,064,104,087
Discount on Convertible Bonds	(3,619,864)
Conversion Rights Adjustment	(322,941,581)
Long-term Non-trade Payables	644,358,000
Provision for Severance Benefits	2,442,612,000
Deposits for Severance Benefits	-
Pension Plan Asset	(1,030,941,802)
Non-current liabilities Total	4,906,145,960
TOTAL LIABILITIES	29,266,265,447

Schedule 7.2

Permitted Liens

Interest claimed by the Department of Energy in certain equipment and other personal property pursuant to grants extended by the Department of Energy pursuant to the Federal Grant and Cooperative Agreement Act, Pub. L. 95–224, as amended by Pub. L. 97–258 (31 U.S.C. 6301–6308) (Grant No. DE-EE0001938; DE-EE0002724).

Interest claimed by the US Army Contracting Command relating to certain equipment and other personal property pursuant to contract number W56HZV-09-C-0681.

Interest claimed by the Department of Energy, through the State of Indiana, in certain equipment and other personal property pursuant to Grant No. 10-SEPR-04-002 (DE-EE0000169).

Interest claimed by the City of Indianapolis in certain equipment and other personal property pursuant to Grant No. A192-10-DR2-09-084.

Debtor	Secured Party	UCC Filing No/ Date Filed	Collateral Description
Ener1, Inc.	Relational, LLC	File No. 200808449670 June 3, 2008	Leased computer equipment pursuant to a Master Lease Agreement dated June 2, 2008.
EnerDel, Inc.	Dell Financial Services, L.L.C.	File No. 2008 1433265 April 24, 2008	Computer equipment and peripherals financed pursuant to that certain revolving credit Account #6879450204004979518 dated April 16, 2008.
EnerDel, Inc.	Relational, LLC	File No. 2008 186654 June 2, 2008	All Goods leased by the Secured Party pursuant to a Master Lease Agreement dated June 2, 2008, including but not limited to various computer equipment.

EnerDel, Inc.	Dell Financial Services, L.L.C.	File No. 2009 1175303 April 14, 2009	All computer equipment, peripherals, and other equipment financed and described in a Master Lease Agreement between the Debtor and the Secured Party.
EnerDel, Inc.	VTFG-SPV, Corp.	File No. 2009 1270948 April 22, 2009	All equipment and personal property leased pursuant to Lease #8015198801.
EnerDel, Inc.	MB Financial Bank, N.A., as assignee of Garic, Inc.	File No. 2010 1451768 April 27, 2010	Lease No. 2065, Schedule 2; Q2000 Modulated Differential Scanning Calorimeter1RCS90 Refrigerated Cooling System1Pressure Regulator1RCS Gas Dryer1Kit Ethernet Switch1Tzero Press and Dye Sets Kit1Q5000 IR1.
EnerDel, Inc.	MB Financial Bank, N.A., as assignee of Garic, Inc.	File No. 2010 1570849 May 5, 2010	Equipment more specifically described in Lease No. 2065, Sch 1.
EnerDel, Inc.	Royal Bank America Leasing	File No. 2010 1637523 May 11, 2010	5975C inert MSD/DS Performance Turbo El System; ION Gauge Controller; 7693A Autoinjector; NIST 2008 MS Library; ReNEEable Gas Purifier; Liner; 7890 A Series GC Custom, and all proceeds and replacements thereto.
EnerDel, Inc.	NFS Leasing, Inc.	File No. 2010 1681984 May 13, 2010	All computer equipment and peripherals described in the Master Lease Agreement between the Debtor and the Secured Party, as more specifically set forth therein, Schedule 2010-156-1.

EnerDel, Inc.	NFS Leasing, Inc.	File No. 2010 1995251 June 8, 2010	All computer equipment and peripherals described in the Master Lease Agreement between the Debtor and the Secured Party, as more specifically set forth therein, Schedule 2010-156-2.
EnerDel, Inc.	Wells Fargo Bank, Inc.	File No. 2010 2947020 August 23, 2010	Crown Tow Tractor TR 3600-200, S/N 6A267108; Crown Charger 390475-124-01, S/N 121047510012804; Deka Battery 12-D85-13, S/N 4396LR.
EnerDel, Inc.	Wells Fargo Bank, Inc.	File No. 2010 2947046 August 23, 2010	Crown Forklift SC4520-35, S/N 9A169822; Battery 18-85G-17, S/N MID1018371; Crown Charger 390750-336-01, S/N 183075010012709.
EnerDel, Inc.	Wells Fargo Bank, Inc.	File No. 2010 2947525 August 23, 2010	Crown Forklift SC4520-35, S/N 9A169821; Battery 18-85G-17, S/N MID1018369; Crown Charger 390750-336-01, S/N 183075010012705.

EnerDel, Inc.	NFS Leasing, Inc.	File No. 2010 4342790 December 9, 2010	All computer equipment and peripherals financed under and described in the Master Lease Agreement between the Debtor and the Secured Party. Master Lease #2010-156 Schedule #3.
EnerDel, Inc.	Wayne Trail Technologies, Inc.	File No. 2012 0182016 January 16, 2012	Robotic Stacking and Welding Systems, Serial Nos. 47071-5 and 47071-6
EnerFuel, Inc.	Air Liquide Industrial U.S. LP	File No. 2009 0910809 March 23, 2009	500 Gallon Nitrogen Vessel Serial # 5066; Hydrogen Storage Tube Trailer
Emerging Power, Inc.	Toyota Motor Credit Corporation/ Maintainco, Inc.	File No. 25266504 June 15, 2009	One (1) Used 2000 Toyota Forklift Model #5FBCU15, Serial #62549
Emerging Power, Inc.	Citibank, N.A.	25963472 March 16, 2011, as amended January 4, 2012	All existing and future accounts, all inventory described in invoices with respect to such accounts, all returned and repossessed inventory, all now or future instruments, chattel paper, and general intangibles which arise in connection with the sale of inventory or the rendition of services and all supporting obligation and all products and proceeds of the foregoing and all of Debtor’s books and records.

The following property owed by Ener1 Korea, Inc. is subject to liens and mortgages in favor of various lenders under applicable South Korean law:

Real Property:

1.	710-3Yongtan-dong,Chungju-si,Chungbuk,Korea
2.	710-9Yongtan-dong,Chungju-si,Chungbuk,Korea
3.	715-1Yongtan-dong,Chungju-si,Chungbuk,Korea
4.	1120-4Yongtan-dong,Chungju-si,Chungbuk,Korea

Equipment and Machinery: Including, but not limited to, the following:

1.	1600265 BINDER SOLUTION TANK

2.	1400434 SLURRY PUMP

3.	1400443 U.H.M HIGH MIXER

4.	1400440 SEALING & CUTTING M/C

5.	1400445 air compressor

6.	1400448 vacuum pump SYS(PUMP 7.5Kw)

7.	1400504 MIXING CONTROL SYS

8.	1400502 PAINT SYS(PVC-750)

9.	1400503 PVM 750-STORAGE

10.	1400501 SLURRY CONTROL SYS

11.	1400505 MIXER HOPPER

12.	1400507 SLURRY PUMP

13.	1400508 REACTOR TANK

14.	1400513 VACUUM CHAMBER

15.	1400514 SPB**4142 DIE NOZZLE

16.	1400516 COATER thickness gage

17.	1400517 Laser analysis SYS

18.	1400518 Mixing M/C

19.	1400519 NS Slitter M/C

20.	1400520 Coating SYS

21.	1400521 COATING M/C

22.	1400522 ONO'S PRESS M/C

23.	1400523 WINDING STACKING M/C

24.	1400524 dehumidifier

25.	1400439 tintometer

26.	1400526 abrasive sawing machine

27.	1400531 MAGNET BAR

28.	1400534 SCREW TYPE NEMO PUMP

29.	1400533 PRESS #2 SPARE ROLL(2SET)

30.	1400737 SLURRY spare TANK

31.	1400742 SLITTING yarn testing machine

32.	1400528 CLEANING M/C

33.	NMP collection

34.	NC ROLL FEEDER / UNCOILER

35.	high detail press(CSHP-20)

36.	Planetary Mixer

37.	200L,80L TANK

38.	HOIST

39.	HOPPER

40.	Blanking M/C 2

41.	no.4 TANK

42.	Heating, Ventilation, Air Conditioning

43.	PLANTARY MIXER

44.	SLURRY equipment (W-CELL)

45.	MIXING equipment

46.	LI BATTERY COATING PJT 1SET

47.	MILL SYSTEM(MICING TANK 600LITER)

48.	ROLL PRESS MACHINE

49.	ULTRA HIGH MIXER

50.	POLISHING, BUFFER TANK

51.	no.4 COATER

52.	no.4 ROLL PRESS MACHINE

53.	AIR COMPRESSOR

54.	NC ROLL FEEDER(TF-300) 1SET

55.	high detail press(CSHP-50) 1SET

56.	plane grinding machine(DGS-850A) 1SET

57.	NC ROLL FEEDER(TF-300) 1SET(T-CELL)

58.	high detail press(AOH-50) 1SET

59.	PRESS ROLL 1SET

60.	Heating, Ventilation, Air Conditioning(T-CELL)

61.	SLITTING(CLS-080)M/C

62.	NOTCHIG M/C , KNIFE SPARE

63.	dry cleaning

64.	NOTHING M/C two

65.	ROLL PRESSING M/C

66.	1400441 ultra-pure water plants

67.	1400449 electrochemical analysis (VMP-2)

68.	1400741 전극도포및원적외선HEATER시스템

69.	gas remover

70.	HEATER SYSTEM

71.	PIN HOLE DETECTOR

72.	gas remover JIG

73.	1400407 choke tester

74.	1400418 chamber box

75.	1400419 vibration tester

76.	1400420 thermal shock test chamber

77.	1400426 VACUUM PUMP 3 SET

78.	1400428 cutting & wide M/C

79.	1400430 SWELLING TESTER

80.	metal welding(MP20MA)

81.	CYCLER(5V360A 6CH)

82.	1400029 PRESS

83.	1400411 winding stacking m/c

84.	1400412 TAB WELDING M/C

85.	1400422 sealing M/C

86.	1400423 Vacuum Dryer M/C

87.	1400424 Vacuum Chanmber M/C

88.	1400427 air compressor

89.	1400446 charge and discharge machine

90.	1400447 metal welding

91.	1400500 side slitting (Al,Cu foil)

92.	1400509 STACKING shifter

93.	1400510 SEALING shifter

94.	1400511 electrolyte M/C

95.	1400512 FOLDING M/C

96.	1400529 yarn testing M/C

97.	1400530 Dew-point controller

98.	1400527 TAPPING M/C

99.	1400532 conveyer(CONTROLLER include)

100.	1400738 hand-operated winder,J/R press,SLITTER

101.	1400743 SEALING M/C

102.	ultrasonic waves welding(cathode)

103.	FORMATION M/C

104.	ZZ-STACKING M/C

105.	slitting M/C

106.	WINDER STACKING

107.	WELDING MACHINE

108.	TRIM CUTTER FOR WELDING

109.	ELECTROLYTE ROLL MACHINE

110.	vacuum sealing machine

111.	Final side cutting machine

112.	mega-ohm short&weight check m/c

113.	MANUAL FORMING M/C

114.	TOP SEALING MACHINE

115.	TOP CUTTER FOR POUCH

116.	ZIG-ZAG STACK MACHINE 1대

117.	charge and discharge m/c

118.	FINAL FOLDING & HOT PRESS 1SET

119.	VACUUM CHAMBER 및 WETTING M/C 1SET

120.	CLEANING M/C(first) 1SET

121.	CLEANING M/C(second) 1SET

122.	MANUAL SEALING M/C 1SET

123.	VACCUM DRYER(first V/D) M/C

124.	VACCUM DRYER(first V/D) M/C

125.	VACCUM DRYER(second V/D) M/C

126.	VACCUM DRYER(second V/D) M/C (

127.	high ZIGZAG STACKING M/C 1SET

128.	AIR COMPRESSOR

129.	high ZIGZAG STACKING M/C 4SET

130.	Heating, Ventilation, Air Conditioning(T-CELL)

131.	auto charge and discharge m/c(T-CELL)

132.	TAB CLEANING M/C

133.	AUTO assembly line

134.	FORMATION charge and discharge m/c

135.	1400425 SMART BATTERY CHARGER

136.	1400739 ENVIRONMENT CHAMBER

137.	INNER PACK(2차) AIR COMPRESSOR(50HP)

138.	VIBRATION TEST SYSTEM

139.	1400515 CELL select / automatic welding machine

140.	1400525 SHRINK M/C

141.	charge and discharge m/c(42V, 150A)

142.	DC IMPEDANCE METER

143.	ELECTRONIC LOAD

144.	Isnpection toll

145.	NI-TAP CUTTER (BMS)

146.	BMS MICOM TOOL

147.	COER ROBOT BMS 1SET

148.	1400429 TAP DENSITY M/C

149.	1400506 ACME 6000 GC

150.	Cycler

151.	X-RAY EXD-720

152.	MATERIAL TESTING MACHINE(MODEL 5943) 1SE

153.	OGP SMARTSCOPE CNC500 1SET

154.	Large cell CYCLER (T-CELL)

155.	1400164 HORN, NEST

156.	1400170 MODULE yarn testing m/c

157.	1400171 double-sided tape auto sealer

158.	1400179 convetor(160*1200)

159.	1400180 cell conveyor

160.	1400181 yarn testing m/c JIG

161.	1400228 cell conveyor

162.	1400218 NI-SEMI AUTO WELDER

163.	1400221 TAPE AUTO CUTTER

164.	1400233 label maker

165.	1400238 pressure measurement apparatus

166.	1400324 yarn testing machine work table

167.	1400325 tension tester

168.	1400337 ultrasonic waves yarn testing m/c

169.	1400359 PCM yarn testing machine.

170.	1400344 label maker

171.	1400345 label maker (cellphine)

172.	1400366 ultrasonic waves welding m/c(cellphone)

173.	1400371 yarn testing machine(upgrade)

174.	1400378 bristar sealer /adhesion table

175.	1400398 double-sided tape sealer

176.	1400402 label maker

177.	1400408 waterlogging laber M/C

178.	1400414 label maker 3set

179.	1400417 PCM TESTER

180.	1400421 waterlogging laber M/C 3set

181.	1400432 welding machine frame

182.	1400433 LBS LABEL maker

183.	1400436 double-sided tape sealer

184.	1400444 LBS LABEL M/C

185.	1400327 DIGITAL MULTIMETER

186.	1400399 ultrasonic waves welding(2000AE)

187.	1400431 PCM TESTER

188.	1400740 ultrasonic waves yarn testing m/c(install more)

189.	HOT-MELT (first)

190.	HOT-MELT(second)

Schedule VIII(h)

Existing Defaults

Ener1, Inc. did not make the first installment payment on the Tranche B Notes on October 1, 2011.
Certain Holders assert that Ener1, Inc. failed to make the first installment payment on the Tranche A Notes in cash on October 1, 2011 and, in any event (assuming the delivery of common stock on September 12, 2011 as partial payment was permitted), did not deliver the additional true-up shares.
Under the Waiver, Amendment and Exchange Agreement, dated September 9, 2011, Ener1, Inc. did not complete the restatement of its financials by October 31, 2011 and Bzinfin, S.A. and other investors did not commit to put in $40 million of new equity financing by October 31, 2011.
Under the Line of Credit Agreement, as a result of Ener1, Inc.’s failure to make payment under the Notes when due.
Ener1, Inc. did not file with the SEC its 10Qs for the fiscal quarter ending June 30, 2011 and the fiscal quarter ending September 30, 2011. On October 28, 2011, trading of Ener1, Inc.’s common stock was suspended.
Ener1, Inc. did not make a $24 million equity contribution by October 13, 2011 under the Sino-Foreign Equity Joint Venture Contract, dated January 2011, between Ener1, Inc. and Wanxiang EV Co., Ltd, however, Ener1 Inc. has entered into (i) an Escrow Agreement dated as of December 30, 2011 among Barack Ferrazzano Kirschbaum & Nagelberg LLP, Ener1, Inc. and Wanxiang International Investment Corporation whereby Ener1 has deposited $4 million into escrow, and (ii) a Loan Commitment dated as of December 30, 2011 among Ener1, Inc. and Wanxiang International Investment Corporation whereby Wanxiang International Investment Corporation has committed to finance the remaining $20 million of such equity contribution.
In Kiryung Electronics Co., Ltd. v. Ener1 Korea, Inc., a Korean court ruled against Ener1 Korea, Inc. and assessed damages of approximately $1 million. Ener1 Korea, Inc. is currently appealing this ruling.
Applied Materials, Inc. alleges that EnerDel, Inc. did not make a payment of $375,000 by August 15, 2011 under the Production System Feedback and Discount Agreement, dated March 14, 2011.
On August 18, 2011, two class action complaints were filed against Ener1, Inc. and certain of its officers and directors in the United States District Court for the Southern District of New York (Beckman v. Ener1, Inc. et al., No. 11-CV-5794 (S.D.N.Y.); and Neufeld v. Ener1, Inc., et al., No. 11-CV-5795 (S.D.N.Y.)). A third class action complaint was filed against the same defendants in the United States District Court for the Southern District of New York on August 26, 2011 (Foster v. Ener1, Inc., et al., No. 11-CV-6040 (S.D.N.Y.)).[3]
EnerDel, Inc. did not make a payment of $168,000 by June 3, 2011 under a certain purchase order invoice, dated May 3, 2011, issued by Dana Canada Corporation Thermal Products-Long Mfg.[4]
On October 6, 2011, shareholders of Ener1, Inc. demanded that members of the Board of Directors of Ener1, Inc. take action to remedy alleged breaches of fiduciary duties by certain current and/or former executive officers and directors of Ener1, Inc. relating to adjustments to previously issued financial reports for the fiscal year ended December 31, 2010 and the fiscal quarter ended March 31, 2011 and the related amendments to Ener1, Inc.’s Annual Report of Form 10-K for the year ended December 31, 2010 and its Quarterly Report on the Form 10Q for the quarter ended March 31, 2011.[5]

_______________________________

[3]	While such event does not constitute an Event of Default under the Line of Credit Agreement, the Notes or the Loan Agreement, it is being disclosed in an abundance of caution.

[4]	Id.

[5]	Id.